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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TYCO INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tyco International Ltd. Second Floor 90 Pitts Bay Road Pembroke HM 08, Bermuda
Tele: 441 292-8674 Fax: 441 295-9647

January     , 2008

Dear Shareholder,

        You are cordially invited to attend the 2008 Annual General Meeting of Shareholders of Tyco International Ltd., which will be held on March 13, 2008 at 9:00 a.m., Atlantic Time, at the Fairmont Southampton Hotel, 101 South Shore Road, Southampton, Bermuda. Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual General Meeting and Proxy Statement. We hope you are planning to attend the meeting. Your vote is important. Whether or not you are able to attend, it is important that your common shares be represented at the meeting. Accordingly, we ask that you please complete, sign, date and return the enclosed proxy card at your earliest convenience.

        On behalf of the Board of Directors and the management of Tyco, I extend our appreciation for your continued support.

Yours sincerely,

Edward D. Breen Chairman and Chief Executive Officer

Tyco International Ltd.
Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

2008 Proxy Statement

TYCO INTERNATIONAL LTD.

NOTICE OF 2008 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 13, 2008

        NOTICE IS HEREBY GIVEN that the 2008 Annual General Meeting of Shareholders of Tyco International Ltd. will be held on March 13, 2008 at 9:00 a.m., Atlantic Time, at the Fairmont Southampton Hotel, 101 South Shore Road, Southampton, Bermuda for the following purposes:

  1.
  To elect the Board of Directors;

  2.
  To re-appoint Deloitte & Touche LLP as the independent auditors and to authorize the Audit Committee of the Board of Directors to set the auditors' remuneration;

  3.
  To adopt amendments to the Company's Bye-laws; and

  4.
  To consider and act on such other business as may properly come before the meeting or any adjournment thereof.

        During the meeting, management also will present Tyco's audited consolidated financial statements for the fiscal year ended September 28, 2007.

        This Notice of Annual General Meeting and Proxy Statement and the enclosed proxy card are first being sent on or about January     , 2008 to each holder of record of Tyco common shares at the close of business on January 2, 2008. Only holders of record of Tyco common shares on January 2, 2008 are entitled to notice of, and to attend and vote at the Annual General Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card to ensure that your common shares are represented at the meeting. Tyco shareholders of record who attend the meeting may vote their common shares personally, even though they have sent in proxies.

                        By Order of the Board of Directors,
                        Judith A. Reinsdorf
                        Executive Vice President and General Counsel

January     , 2008

PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. THE PROXY IS REVOCABLE AND IT WILL NOT BE USED IF YOU: GIVE WRITTEN NOTICE OF REVOCATION TO THE SECRETARY AT TYCO INTERNATIONAL LTD., SECOND FLOOR, 90 PITTS BAY ROAD, PEMBROKE HM 08, BERMUDA PRIOR TO THE VOTE TO BE TAKEN AT THE MEETING; LODGE A LATER-DATED PROXY; OR ATTEND AND VOTE PERSONALLY AT THE MEETING.

2008 Proxy Statement

TABLE OF CONTENTS

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL GENERAL MEETING	1
Questions and Answers About Voting Your Common Shares	1
Returning Your Proxy Card	5
GOVERNANCE OF THE COMPANY	6
Our Corporate Governance Principles	6
Board of Directors	7
Director Independence	11
Director Service	12
Director Orientation and Education	13
Other Directorships and Conflicts	13
Guide to Ethical Conduct	13
Charitable Contributions	14
COMPENSATION OF NON-EMPLOYEE DIRECTORS	14
PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS	16
Current Directors Nominated for Re-Election	16
COMMITTEES OF THE BOARD	19
Compensation Committee Interlocks and Insider Participation	20
Nomination of Directors	20
Executive Officers	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
EXECUTIVE OFFICER COMPENSATION	25
Compensation Discussion and Analysis	25
Introduction	25
Executive Compensation Philosophy	26
Role of the Compensation Committee	27
Benchmarking	28
Elements of Compensation	29
Tax Deductibility of Executive Compensation	40
Change in Control and Severance Benefits	41
Pay Recoupment Policy	45
Stock Ownership Guidelines	45
Compensation and Human Resources Committee Report on Executive Compensation	46
Executive Compensation Tables	47
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	60

2008 Proxy Statement            i

AUDIT COMMITTEE REPORT	61
PROPOSAL NUMBER TWO—RE-APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION	62
Audit and Non-Audit Fees	62
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	62
PROPOSAL NUMBER THREE—AMENDMENTS TO THE COMPANY'S BYE-LAWS	63
OTHER MATTERS	64
Costs of Solicitation	64
Presentation of Financial Statements	64
Registered and Principal Executive Offices	64
Shareholder Proposals for the 2009 Annual General Meeting	64
United States Securities and Exchange Commission Reports	65
General	65

ii            2008 Proxy Statement

INFORMATION ABOUT THIS PROXY STATEMENT AND
THE ANNUAL GENERAL MEETING

Questions and Answers About Voting Your Common Shares

Why did I receive this Proxy Statement?	Tyco has sent this Notice of Annual General Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction card, because Tyco's Board of Directors is soliciting your proxy to vote at the Annual General Meeting on March 13, 2008. This Proxy Statement contains information about the items being voted on at the Annual General Meeting and important information about Tyco. Tyco's 2007 Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended September 28, 2007, which includes the audited consolidated financial statements of Tyco for the fiscal year ended September 28, 2007, are enclosed with or have been sent in advance of these materials.

Tyco has sent these materials to each person who is registered as a holder of its common shares in its register of shareholders (such owners are often referred to as "holders of record") as of the close of business on January 2, 2008, the record date for the Annual General Meeting. Any Tyco shareholder as of the record date who does not receive a copy of this Notice of Annual General Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction card, may obtain a copy at the Annual General Meeting or by contacting Tyco at (441) 298-9732.

Tyco has requested that banks, brokerage firms and other nominees who hold Tyco common shares on behalf of the owners of the common shares (such owners are often referred to as "beneficial shareholders" or "street name holders") as of the close of business on January 2, 2008 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders. Tyco has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Finally, Tyco has provided for these materials to be sent to persons who have interests in Tyco common shares through participation in the Company share funds of the Tyco retirement savings plans and employee share purchase plans. These individuals are not eligible to vote directly at the Annual General Meeting. They may, however, instruct the trustees of these plans how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans.

2008 Proxy Statement            1

Who is entitled to vote?
Each holder of record of Tyco common shares on January 2, 2008, the record date for the Annual General Meeting, is entitled to attend and vote at the Annual General Meeting. A poll will be taken on each proposal to be put to the Annual General Meeting.
How many votes do I have?
Every holder of a common share on the record date will be entitled to one vote per share for each Director to be elected at the Annual General Meeting and to one vote per share on each other matter presented at the Annual General Meeting. On January 2, 2008, there were common shares outstanding and entitled to vote at the Annual General Meeting.
What proposals are being presented at the Annual General Meeting?	Tyco intends to present proposals numbered one through three for shareholder consideration and voting at the Annual General Meeting. These proposals are for:
• Election of the Board of Directors;
• Re-appointment of Deloitte & Touche LLP as the independent auditors and authorization of the Audit Committee of the Board to set the auditors' remuneration.
• Amendments to the Company's Bye-laws to allow the Company to hold its shares in treasury and to expressly authorize the Controller officership.

Other than matters incident to the conduct of the Annual General Meeting and those set forth in this Proxy Statement, Tyco does not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
How do I attend the Annual General Meeting?
All shareholders are invited to attend the Annual General Meeting. For admission to the Annual General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card to the Registered Shareholders check-in area and a form of photo identification, where their ownership will be verified. Those who have beneficial ownership of common shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring account statements or letters from their banks or brokers showing that they own Tyco common shares as of January 2, 2008 along with a form of photo identification. Registration will begin at 8:00 a.m. Atlantic Time and the Annual General Meeting will begin at 9:00 a.m. Atlantic Time.

2            2008 Proxy Statement

How do I vote?	You can vote in the following ways:
•
By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in street name, you can vote by following the instructions on your voting instruction card.
•
At the Annual General Meeting: If you are planning to attend the Annual General Meeting and wish to vote your common shares in person, we will give you a ballot at the meeting. Shareholders who own their common shares in street name are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares.
Even if you plan to be present at the Annual General Meeting, we encourage you to complete and mail the enclosed card to vote your common shares by proxy.
What if I return my proxy or voting instruction card but do not mark it to show how I am voting?
Your common shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If you sign and return your proxy card or voting instruction card but do not indicate instructions for voting, your common shares will be voted: "FOR" the election of all nominees to the Board named on the proxy card; "FOR" proposals two and three; and, with respect to any other matter which may properly come before the Annual General Meeting, and any adjournment or postponement thereof, at the discretion of the proxy holders.
May I change or revoke my vote after I return my proxy or voting instruction card?	You may change your vote in one of three ways at any time before it is exercised:
	•	Notify our Secretary in writing before the Annual General Meeting that you are revoking your proxy or, if you hold your shares in street name, follow the instructions on the voting instruction card;
	•	Submit another proxy card (or voting instruction card if you hold your common shares in street name) with a later date; or
	•	If you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Annual General Meeting.
What does it mean if I receive more than one proxy or voting instruction card?
It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your common shares. Beneficial shareholders sharing an address who are receiving multiple copies of the proxy materials, Annual Report and Form 10-K will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of Tyco's common shares, your broker, bank or other nominee may deliver only one copy of the Proxy Statement, Annual Report and Form 10-K to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. Tyco will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement, Annual Report and Form 10-K to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate written copy of the Proxy Statement, Annual Report and Form 10-K, now or in the future, should submit their request to Tyco by telephone at (441) 298-9732 or by submitting a written request to Tyco Shareholder Services, Tyco International Ltd., Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

2008 Proxy Statement            3

What constitutes a quorum?	The presence, in person or by proxy, of the holders of a majority of the common shares outstanding and entitled to vote at the Annual General Meeting constitutes a quorum for the conduct of business.
What vote is required in order to approve each proposal?
The affirmative vote of a majority of the common shares represented and voting at the Annual General Meeting is required for election of Directors, the re-appointment of Tyco's independent auditors and authorization of the Audit Committee of the Board to set the auditors' remuneration and the amendments to the Company's Bye-laws. Pursuant to Bermuda law, (i) common shares which are represented by "broker non-votes" (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares which abstain from voting on any matter, are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.
How will voting on any other business be conducted?
Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
Who will count the votes?	Mellon Investor Services will act as the inspector of election and will tabulate the votes.
How do I access proxy materials on the Internet?
You can access Tyco's annual report and proxy statement at www. .com. For future meetings, shareholders can help reduce the amount of energy and paper consumed by the Company, and save the Company the expense of mailing printed proxy materials, by consenting to receive them in electronic format instead. You can choose this option by completing the required information at www. .com. Your choice will remain in effect until you revoke it. If you choose to receive proxy materials in electronic format, you will receive an e-mail notice prior to the next annual meeting that will provide the links to the annual meeting materials online. This e-mail notice will also provide instructions to vote your proxy online. You may later revoke your consent or specifically request that a copy of the proxy materials be sent to you. To change or revoke your consent, follow the instructions on www. .com.

4            2008 Proxy Statement

Returning Your Proxy Card

        Tyco shareholders should complete and return the proxy card as soon as possible. In order to assure that your proxy is received in time to be voted at the meeting, the proxy card must be completed in accordance with the instructions on it and received at any one of the addresses set forth below by the times (being local times) and dates specified:

In Bermuda:	In the United States:
by 5:00 p.m. on March 12, 2008 by hand or mail at:	by 7:00 a.m. on March 13, 2008 by mail at:
Tyco International Ltd. Second Floor, 90 Pitts Bay Road Pembroke HM 08, Bermuda	Tyco International Ltd. c/o Mellon Investor Services P.O. Box 3510 South Hackensack, NJ 07606-9247 United States of America
In the United Kingdom:	In Australia:
by 5:00 p.m. on March 12, 2008 by hand or mail at:	by 5:00 p.m. on March 12, 2008 by hand or mail at:
Tyco International Ltd. c/o Tyco Holdings (UK) Limited Law Department 7th Floor Broadgate West 9 Appold Street London EC2A 2AP United Kingdom	Tyco International Ltd. c/o Tyco International Pty. Limited Unit 38, 38 South Street, Rydalmere NSW 2116 Australia

        If your common shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Tyco common shares on your behalf.

2008 Proxy Statement            5

GOVERNANCE OF THE COMPANY

Our Corporate Governance Principles

        Our corporate governance principles are embodied in a formal document that has been approved by Tyco's Board of Directors (the "Board"). It is posted on our website at www.tyco.com under the heading "Corporate Responsibility—Governance". We will also provide a copy of the corporate governance principles to shareholders upon request.

Vision and Values of Our Board

        Tyco's Board is responsible for directing and overseeing the management of Tyco's business in the best interests of the shareholders and consistent with good corporate citizenship. In carrying out its responsibilities, the Board selects and monitors top management, provides oversight for financial reporting and legal compliance, determines Tyco's governance principles and implements its governance policies. The Board, together with management, is responsible for establishing the Company's values and code of conduct and for setting strategic direction and priorities.

        While Tyco's strategy evolves in response to changing market conditions, the Company's vision and values are enduring. Our governance principles, along with the Company's vision and values, constitute the foundation upon which the Company's governance policies are built. Our vision, values and principles are discussed below.

        Tyco believes that good governance requires not only an effective set of specific practices but also a culture of responsibility throughout the firm, and governance at Tyco is intended to optimize both. Tyco also believes that good governance ultimately depends on the quality of its leadership, and it is committed to recruiting and retaining Directors and officers of proven leadership and personal integrity.

Tyco Vision: Why We Exist and the Essence of Our Business

        To be our customers' first choice in every market we serve by exceeding commitments, providing new technology solutions, leveraging our diverse brands, driving operational excellence, and committing to the highest standards of business practices—all of which will drive Tyco's long-term growth, value, and success.

Tyco Values: How We Conduct Ourselves

        Integrity:    We demand of each other and ourselves the highest standards of individual and corporate integrity with our customers, suppliers, vendors, agents and stakeholders. We vigorously protect Company assets and have policies and compliance systems designed to ensure compliance with all Company policies and laws.

        Excellence:    We continually challenge each other to improve our products, our processes and ourselves. We strive always to understand our customers' and suppliers' businesses and help them achieve their goals. We are dedicated to diversity, fair treatment, mutual respect and trust of our employees and customers.

        Teamwork:    We foster an environment that encourages innovation, creativity and results through teamwork and mutual respect. We practice leadership that teaches, inspires and promotes full participation and career development. We encourage open and effective communication and interaction.

6            2008 Proxy Statement

        Accountability:    We will meet the commitments we make and take personal responsibility for all actions and results. We will create an operating discipline of continuous improvement that will be integrated into our culture.

Tyco Goals: What We Seek to Achieve

        Governance:    Adhere to the highest standards of corporate governance by establishing processes and practices that promote and ensure integrity, compliance and accountability.

        Customers:    Fully understand and exceed our customers' needs, wants and preferences and provide greater value to our customers than our competition.

        Growth:    Focus on strategies to achieve organic growth targets and deploy cash for growth and value creation.

        Teamwork and Culture:    Build on the Company's reputation and image internally and externally while driving initiatives to ensure Tyco remains an employer of choice.

        Operational Excellence:    Implement best-in-class operating practices and leverage Company-wide opportunities and best practices.

        Financial Strength & Flexibility:    Ensure that revenue, earnings per share (EPS), cash and return on invested capital objectives are met.

Board of Directors

Mission of the Board of Directors: What the Board Intends to Accomplish

        The mission of Tyco's Board is to promote the long-term value and health of the Company in the interests of the shareholders and set an ethical "tone at the top." To this end, the Board provides management with strategic guidance, and also ensures that management adopts and implements procedures designed to promote both legal compliance and the highest standards of honesty, integrity and ethics throughout the organization.

Governance Principles: How the Board Oversees the Company

        Active Board:    The Directors are well informed about the Company and vigorous in their oversight of management.

        Company Leadership:    The Directors, together with senior management, set Tyco's strategic direction, review financial objectives, and establish the ethical tone for the management and leadership of the Company.

        Compliance with Laws and Ethics:    The Directors ensure that procedures and practices are in place designed to prevent and identify illegal or unethical conduct and to permit appropriate and timely redress should such conduct occur.

        Inform and Listen to Investors and Regulators:    The Directors take steps to see that management discloses appropriate information fairly, fully, timely and accurately to investors and regulators, and that the Company maintains a two-way communication channel with its investors and regulators.

        Continuous Improvement:    The Directors remain abreast of new developments in corporate governance and they implement new procedures and practices as they deem appropriate.

2008 Proxy Statement            7

Board Responsibilities

        The Board is responsible for:

  •
  reviewing and approving management's strategic and business plans;

  •
  reviewing and approving financial plans, objectives and actions, including significant capital allocations and expenditures;

  •
  monitoring management's execution of corporate plans and objectives;

  •
  advising management on significant decisions and reviewing and approving major transactions;

  •
  identifying and recommending Director candidates for election by shareholders;

  •
  appraising the Company's major risks and overseeing that appropriate risk management and control procedures are in place;

  •
  selecting, monitoring, evaluating, compensating and, if necessary, replacing the Chief Executive Officer and other senior executives, and seeing that management development and succession plans are maintained for these executive positions;

  •
  determining the Chief Executive Officer's compensation, and approving senior executives' compensation;

  •
  overseeing that procedures are in place designed to promote compliance with laws and regulations;

  •
  overseeing that procedures are in place designed to promote integrity and candor in the audit of the Company's financial statements and operations, and in all financial reporting and disclosure; and

  •
  designing and assessing the effectiveness of its own governance practices and procedures as well as Board and committee performance.

Board Leadership

        The business of the Company is managed under the direction of the Company's Board, in the interest of the shareholders. The Board delegates its authority to senior management for managing the everyday affairs of the Company. The Board requires that senior management review major actions and initiatives with the Board prior to implementation.

        The Company believes the positions of Chairman and Chief Executive Officer should be held by the same person, unless circumstances dictate otherwise. The Company has adopted a counterbalancing governance structure, including:

  •
  a designated lead Director;

  •
  a substantial majority of independent Directors;

  •
  annual election of Directors by a majority of votes cast at the annual general meeting of shareholders;

  •
  committees entirely composed of independent Directors; and

  •
  established governance guidelines.

        The lead Director, among other things, sets the agenda for Board meetings with Board and management input, facilitates communication among Directors, works with the Chief Executive Officer to provide an appropriate information flow to the Board, and chairs an executive session of the independent Directors at each formal Board meeting.

8            2008 Proxy Statement

Board Capabilities

        The Tyco Board as a whole is strong in its diversity and collective knowledge of accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets.

        The culture of the Board is such that the Board can operate swiftly and effectively in making key decisions and facing major challenges. Board meetings are conducted in an environment of trust, open dialogue and mutual respect that encourages constructive commentary.

        The Board strives to be informed, proactive and vigilant in its oversight of the Company and protection of shareholder assets.

Board Committees

        To conduct its business the Board maintains three standing committees: Audit, Compensation and Human Resources (the "Compensation Committee"), and Nominating and Governance, and they are entirely composed of independent Directors. Assignments to, and chairs of, the Audit and Compensation Committees are recommended by the Nominating and Governance Committee and selected by the Board. The independent Directors as a group elect the members and the chair of the Nominating and Governance committee. All committees report on their activities to the Board.

        The lead Director may convene a "special committee" to review certain material matters being considered by the Board. The special committee reports its activities to the Board.

        To ensure effective discussion and decision making while at the same time having a sufficient number of independent Directors for its three committees, the Board is normally constituted of between ten and thirteen Directors. Shareholders have the authority to set the number of Directors at the annual general meeting, and the Directors have the authority to fill any vacancy that may arise during the year.

        The Nominating and Governance Committee reviews the Board's governance guidelines annually and recommends appropriate changes to the Board.

Board Meetings

        The Board meets at least six times annually, and additional meetings may be called in accordance with the Company's Bye-laws. Frequent board meetings are critical not only for timely decisions but also for Directors to be well informed about Company operations and issues. One of these meetings will be scheduled in conjunction with the Company's annual general meeting and board members are required to be in attendance at the annual general meeting either in person or by telephone. The lead Director, in consultation with the Chairman of the Board / Chief Executive Officer, is responsible for setting meeting agendas with input from the Directors.

        Committee meetings are normally held in conjunction with Board meetings. Major committee decisions are reviewed and approved by the Board. The Board chair and committee chairs are responsible for conducting meetings and informal consultations in a fashion that encourages informed, meaningful and probing deliberations. Presentations at Board meetings are concise and focused, and they include adequate time for discussion and decision-making. An executive session of independent Directors, chaired by the lead Director, is held at each formal meeting of the Board.

        Directors receive the agenda and materials for regularly scheduled meetings in advance. Best efforts are made to make materials available as soon as one week in advance, but no later than three days in advance. When practical, the same applies to special meetings of the Board. Directors may ask for additional information from, or meetings with, senior managers at any time.

2008 Proxy Statement            9

        Strategic planning and succession planning sessions are held annually at a regular Board meeting. The succession-planning meeting focuses on the development and succession of not only the chief executive but also the other senior executives.

        The Board's intent is for Directors to attend all regularly scheduled Board and committee meetings. Directors are expected to attend regularly scheduled Board and committee meetings in person. Telephonic participation is the exception. The decisions by the Board and its committees are recorded in the minutes of their meetings, and copies of the minutes are forwarded promptly to all Directors after each Board and committee meeting. All independent Board members are welcome to attend any committee meeting.

Board and Committee Calendars

        A calendar of regular agenda items for the six regularly scheduled Board meetings and all regularly scheduled committee meetings is prepared annually, by the Chairman of the Board / Chief Executive Officer in consultation with the lead Director, committee chairs, and all interested Directors.

Board Communication

        Management speaks on behalf of the Company, and the Board normally communicates through management with outside parties, including Tyco shareholders, business journalists, equity analysts, rating agencies and government regulators. The Board has established a process for shareholders to communicate with members of the Board, including the lead Director. If you have any concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you can reach the Tyco Board of Directors via email at directors@tyco.com. Shareholders, customers, vendors, suppliers and employees can also raise concerns at https://www.vitaltycoconcerns.com. Inquiries can be submitted anonymously and confidentially.

        All inquiries are received and reviewed by the Corporate Ombudsman, who has a direct reporting relationship to the Audit Chair of the Board of Directors. A report summarizing all items received resulting in cases is prepared for the Board. The Corporate Ombudsman directs cases to the applicable department (such as customer service, human resources or in the cases of accounting, audit or internal controls-forensic audit) and follows up with the assigned case owner to ensure that the cases are responded to in a timely manner.

Board Contact with Operations and Management

        Members of the Board perform site visits of Company operations as part of its enterprise risk management process. The lead Director and management determine the appropriate operation site and timing of the enterprise risk assessment meeting. During 2007, members of the Board participated in enterprise risk assessments at operational sites of Tyco Flow Control, Tyco Safety Products and Tyco Electrical and Metal Products.

        The Chairman of the Board / Chief Executive Officer arranges for senior managers to attend Board meetings and meet informally with Directors before and after the meetings.

Board Advisors

        The Board and its committees (consistent with the provisions of their respective charters) may retain their own advisors, at the expense of the Company, as they determine necessary to carry out their responsibilities.

10            2008 Proxy Statement

Board Evaluation

        The Nominating and Governance Committee coordinates an annual evaluation process by the Directors of the Board's performance and procedures, as well as that of each committee. This evaluation leads to a full Board discussion of the results. In connection with the evaluation process:

  •
  the lead Director informally consults with each of the Directors;

  •
  the qualifications and performance of all Board members are reviewed in connection with their re-nomination to the Board;

  •
  the Nominating and Governance Committee, the Audit Committee and the Compensation Committee each conduct an annual self-evaluation of their performance and procedures, including the adequacy of their charters.

Board Compensation and Stock Ownership

        The Compensation Committee, in collaboration with the Nominating and Governance Committee, periodically reviews the Directors' compensation and recommends changes in the level and mix of compensation to the full Board. See the Compensation Discussion and Analysis for a detailed discussion of the Compensation Committee's role in determining executive compensation.

        To help align Board and shareholder interests, Directors are encouraged to own, at a minimum, Tyco stock or stock units equal to three times their annual retainer (a total of $240,000, based on the current $80,000 annual cash retainer) within three years of joining the Board. Once a Director satisfies the minimum stock ownership recommendation, the Director will remain qualified, regardless of market fluctuations, under the guidelines as long as the Director does not sell any stock. A majority of the Directors' annual compensation is provided as equity, and because such equity is in the form of deferred stock units (which cannot be transferred until the Director leaves the Board), Directors will normally obtain the minimum guideline after two years. Directors who are Company officers receive no additional compensation for service as Directors.

Director Independence

        To maintain its objective oversight of management, the Board consists of a substantial majority of independent Directors. Directors meet stringent definitions of independence and for those Directors that meet this definition, the Board will make an affirmative determination that a Director is independent. Independent Directors:

  •
  are not former officers or employees of the Company or its subsidiaries or affiliates, nor have they served in that capacity within the last five years;

  •
  have no current or prior material relationships with Tyco aside from their Directorship that could affect their judgment;

  •
  have not worked for, or have any immediate family member, been retained by, or received anything of substantial value from the Company aside from his or her compensation as Directors;

  •
  have no immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company;

2008 Proxy Statement            11

  •
  do not work for, nor does any immediate family member work for, consult with, or are retained by another publicly traded company on whose Board of Directors the Tyco Chief Executive Officer or other member of senior management serves;

  •
  do not serve as, nor does any immediate family member serve as, an executive officer of any entity which the Company's annual sales to or purchases from exceeded one percent of either entity's annual revenues for the last fiscal year;

  •
  do not serve, nor does any immediate family member serve, on either the board of directors or the compensation committee of any corporation that employs either a nominee for Director or a member of the immediate family of any nominee for Director; and

  •
  do not serve, nor does any immediate family member serve, as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which the Company or its subsidiaries made charitable contributions or payments in excess of one percent of the organization's charitable receipts and less than one percent of Tyco's total annual charitable contributions during the last fiscal year.

        The Board has determined that all of the Directors, with the exception of the Chief Executive Officer, meet these standards and are therefore independent of the Company. The Board has also determined that such Directors are "outside directors" as defined in section 162(m) of the Internal Revenue Code. All nominees have no material relationship with the Company, either directly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The independent Director nominees are Dennis C. Blair, Brian Duperreault, Bruce S. Gordon, Rajiv L. Gupta, John A. Krol, Brendan R. O'Neill, William S. Stavropoulos, Sandra S. Wijnberg and Jerome B. York.

Director Service

        Directors are elected by an affirmative vote of a majority of the votes cast by shareholders at the annual general meeting of shareholders and they serve for one-year terms. They must resign from the Board at the annual general meeting of shareholders following their 72nd birthday. Any nominee for Director who does not receive a majority of votes cast from the shareholders is not elected to the Board. The sitting Director will remain in office until a new Director is elected, which shall take place in a timely manner.

        The Nominating and Governance Committee is responsible for the review of all Directors, and where necessary will take action to remove a Director for performance, which requires the unanimous approval of the Board. This unanimous approval does not include the approval of the Director whose removal is sought.

        Directors inform the Nominating and Governance Committee of any significant change in their employment or professional responsibilities and will offer their resignation to the Board in the event of such a change. This allows for discussion with the Nominating and Governance Committee to determine if it is in the mutual interest of both parties for the Director to continue on the Board.

        The guideline is for committee chairs and the lead Director to:

  •
  serve in their respective roles five years, and

  •
  to rotate at the time of the annual meeting following the completion of their fifth year of service.

        When the Chairman of the Board / Chief Executive Officer steps down, he or she must simultaneously resign from the Board, unless the Board decides that his or her services as a Director

12            2008 Proxy Statement

are in the best interests of the Company. It is only in unusual circumstances that the Board decides that the retired Chief Executive Officer should continue to serve.

Director Orientation and Education

        A formal orientation program is provided to new Directors by the Corporate Secretary on Tyco's mission, values, governance, compliance and business operations. In addition, a program of continuing education is annually provided to incumbent Directors, and it includes review of the Company's Guide to Ethical Conduct. Directors are also encouraged to take advantage of outside continuing education relating to their duties as a Director and to subscribe to appropriate publications at the Company's expense.

Other Directorships and Conflicts

        In order to provide sufficient time for informed participation in their board responsibilities:

  •
  non-executive Directors who are employed as chief executive officer of a publicly traded company are required to limit their external directorships of other public companies to two;

  •
  non-executive Directors who are otherwise fully employed are required to limit their external directorships of other public companies to three; and

  •
  non-executive Directors who are not fully employed are required to limit their external directorships of other public companies to five.

        The Board may, in its discretion, waive these limits in special circumstances. When a Director, the chief executive or other senior managers intend to serve on another board, the Nominating and Governance Committee is required to be notified. The Committee reviews the possibility of conflicts of interest or time constraints and must approve the officer's or Director's appointment to the outside board. Each Director is required to notify the chair of the Nominating and Governance Committee of any conflicts. The chief executive may serve on no more than two other public company boards.

        The company has a formal, written procedure intended to ensure compliance with the related party provisions in our guide to ethical conduct, Bye-laws and with our corporate governance principles. For the purpose of the policy, a "related party transaction" is a transaction in which we participate and in which any related party has a direct or indirect material interest, other than ordinary course, arms-length transactions of less than 1% of the revenue of the counterparty. Transactions exceeding the 1% threshold, and any transaction involving consulting, financial advisory, legal or accounting services that could impair a Director's independence, must be approved by our Nominating and Corporate Governance Committee. Any related party transaction in which an executive officer or a Director has a personal interest, or which could present a possible conflict under the guide to ethical conduct, must be approved by a majority of disinterested directors, following appropriate disclosure of all material aspects of the transaction.

Guide to Ethical Conduct

        We have adopted the Tyco Guide to Ethical Conduct, which applies to all employees, officers, and Directors of Tyco. The Guide to Ethical Conduct meets the requirements of a "code of ethics" as defined by Item 406 of Regulation S-K and applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as well as all other employees. The Guide to Ethical Conduct also meets the requirements of a code of business, conduct and ethics under the listing standards of the New York Stock Exchange ("NYSE"). The Guide to Ethical Conduct is posted on our website at www.tyco.com under the heading "Corporate Responsibility—Governance". We will also provide a copy of the Guide to Ethical Conduct to shareholders upon request. We disclose any amendments to the

2008 Proxy Statement            13

Guide to Ethical Conduct, as well as any waivers for executive officers or Directors on our website at www.tyco.com under the heading "Corporate Responsibility—Governance."

Charitable Contributions

        The Board understands that its members, or their immediate family members, serve as directors, trustees, executives, advisors and in other capacities with a host of other organizations. If Tyco directs a charitable donation to an organization in which a Tyco Director, or their immediate family member, serves as a director, trustee, executive, advisor, or in other capacities with the organization, the Board must approve the donation. Any such donation approved by the Board will be limited to an amount that is less than one percent of that organization's annual charitable receipts, and less than one percent of Tyco's total annual charitable contributions. Furthermore, charitable donations by the Company to organizations at the request of a Director are limited to matching donations in an amount no greater than the amount contributed by the Director, and may not exceed the maximum amount of $10,000 per calendar year permitted under Tyco's employee matching gift program.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

        The fiscal year 2007 compensation package for non-employee Directors consisted of an annual retainer of $80,000 and deferred stock units ("DSUs") with a value at grant of approximately $120,000. The lead Director and the Chair of the Audit Committee receives an additional annual fee of $20,000 and the Chairs of the Compensation Committee and the Nominating and Governance Committee each receives an additional annual fee of $15,000, in recognition of the responsibilities required in these roles. In addition any member of a special committee of the Board receives meeting fees in an amount up to $1,500 per day for each special committee meeting that he or she attends. A Director who is also an employee receives no additional remuneration for services as a Director.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Adm. Dennis C. Blair	$80,000	$120,013	$1,000	$201,013
Mr. Brian Duperreault	$80,000	$120,013	—	$200,013
Mr. Bruce S. Gordon	$80,000	$120,013	—	$200,013
Mr. Rajiv L. Gupta (CC)	$91,250	$120,013	$10,072	$221,335
Mr. John A. Krol (L)(NC)	$116,500	$120,013	$—	$236,513
Mr. H. Carl McCall	$83,000	$120,013	$2,300	$205,313
Dr. Brendan R. O'Neill	$80,000	$120,013	—	$200,013
Dr. William S. Stavropoulos	$45,333	$67,410	—	$112,743
Ms. Sandra S. Wijnberg	$81,500	$120,013	$10,000	$211,513
Mr. Jerome B. York (AC)	$100,000	$120,013	$980	$220,993
Former Director:
Mr. Mackay J. McDonald(4)	$23,750	$120,013	$10,000	$153,763

(L)=	Lead Director
(AC)=	Audit Committee Chair
(CC)=	Compensation Committee Chair
(NC)=	Nominating and Governance Committee Chair
(1)
Consists of meeting and committee chair fees, as described above. In addition to annual fees and committee chair fees (in the case of Mr. Krol), each of Mr. Krol, Mr. McCall and Ms. Wijnberg

14            2008 Proxy Statement

  were paid special committee fees of $1,500, $3,000 and $1,500, respectively, during the fiscal year. Dr. Stavropoulos was paid a prorated fee for his services for the period from March 2007, when he joined the Board, through the end of the fiscal year. Mr. Gupta's committee chair fee is prorated from January 2007.

(2)
As noted above, Directors receive an annual grant worth approximately $120,000 of DSUs of the Company. This column reflects the expense recognized in the Company's audited consolidated financial statements for the year ended September 28, 2007 for DSUs granted to each Director in 2007. Each DSU and all prior DSUs are fully vested when they are granted, meaning that they are not subject to forfeiture (except in the case of dismissal for cause). However, the shares are not actually issued to the Director until the earlier of retirement from the Board or a change-in-control of the Company. DSUs accumulate dividend equivalent units, which are dividends paid-in-kind on a deferred basis, and do not have any voting rights until issued.

(3)
All other compensation includes the aggregate value of all matching charitable contributions made by the Company on behalf of the Director during the fiscal year. The Company matches the contributions of Directors made to qualifying charities up to a maximum of $10,000 per calendar year. In addition, all other compensation includes the value of the discount on home security systems installed by the Company in Directors' homes and discounts on security monitoring services. These discounts did not exceed $1,000 for any Director in fiscal 2007.

(4)
Mr. McDonald retired from the Board on March 7, 2007.

Director Deferred Compensation Plan

        Under the Director Deferred Compensation Plan ("Deferred Compensation Plan"), each non-employee Director may make an election to defer some or all of his or her cash remuneration for that year, although no such elections were made for fiscal 2007. Under the Deferred Compensation Plan, an unfunded deferred compensation bookkeeping account is established for each Director who elects to defer cash remuneration otherwise payable during the year. The Director may choose the deemed investment of amounts credited to his/her deferred compensation account into the Interest Income Measurement Fund or the Spartan U.S. Equity Index Fund—Advantage Class Measurement Fund. Earnings and/or losses on the Measurement Funds mirror the investment results of funds available under the Company's 401(k) retirement savings and investment plans. Each Director may elect to receive a distribution of the amounts credited to his or her deferred compensation account in a lump sum cash payment either at termination from the Board or at a future date that is at least five years following the year it is deferred. Any unpaid balances will be distributed to a Director upon the later of his or her attainment of age 70 and his or her termination from the Board.    In addition, beginning in 2008, Directors will have the option to receive DSUs in ten annual installments following their termination from the Board rather than as a lump-sum, subject to full distribution when the Director reaches the age of 70.

2008 Proxy Statement            15

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election at the 2008 Annual General Meeting a slate of 10 nominees, consisting of 10 individuals who are currently serving on the Board. The nominees who are currently serving on the Board are Ms. Wijnberg, Admiral Blair, Drs. O'Neill and Stavropoulos and Messrs. Breen, Duperreault, Gordon, Gupta, Krol and York. Biographical information regarding each of the nominees is set forth below. The election of Directors will take place at the Annual General Meeting. Election of each Director requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the Directors to be elected. Tyco is not aware of any reason why any of the nominees will not be able to serve if elected. Each of the Directors elected will serve until the 2009 Annual General Meeting and until their successors, if any, are elected and qualified. Mr. McCall is retiring as of the 2008 Annual General Meeting, consistent with the Board's policy. The Board wishes to thank Mr. McCall for his significant contributions to Tyco during his five years of service on the Board.

Current Directors Nominated for Re-Election

        Dennis C. Blair—Admiral Blair (U.S. Navy, Ret.), age 60, joined our Board in March 2003. From November 2003 to September 2006, Admiral Blair was President and Chief Executive Officer of The Institute for Defense Analyses, a federally-funded research and development center. Admiral Blair retired as Commander in Chief of the U.S. Pacific Command in 2002 after more than 30 years of service in the armed forces. Previously, as Vice Admiral, Admiral Blair was Director of the Joint Staff and Associate Director of Central Intelligence for Military Support. Admiral Blair graduated from the U.S. Naval Academy and holds a Master's degree from Oxford University. Admiral Blair also serves as a director of Iridium Satellite LLC.

        Edward D. Breen—Mr. Breen, age 51, has been our Chairman and Chief Executive Officer since July 2002. Prior to joining Tyco, Mr. Breen was President and Chief Operating Officer of Motorola from January 2002 to July 2002; Executive Vice President and President of Motorola's Networks Sector from January 2001 to January 2002; Executive Vice President and President of Motorola's Broadband Communications Sector from January 2000 to January 2001; Chairman, President and Chief Executive Officer of General Instrument Corporation from December 1997 to January 2000; and, prior to December 1997, President of General Instrument's Broadband Networks Group. Mr. Breen also serves as a director of Comcast Corporation and is a member of the Advisory Board of New Mountain Capital LLC, a private equity firm.

        Brian Duperreault—Mr. Duperreault, age 60, joined our Board in March 2004. Mr. Duperreault has served as Chairman of ACE Limited, an international provider of a broad range of insurance and reinsurance products, since October 1994. He also served as Chief Executive Officer of ACE Limited from October 1994 through May 2004, and as its President from October 1994 through November 1999. Prior to joining ACE, Mr. Duperreault had been employed with American Insurance Group ("AIG") since 1973 and served in various senior executive positions with AIG and its affiliates from 1978 until September 1994, most recently as Executive Vice President, Foreign General Insurance and, concurrently, as Chairman and Chief Executive Officer of AIU Insurance ("AIU") from April 1994 to September 1994. Mr. Duperreault was President of AIU from 1991 to April 1994, and Chief Executive Officer of AIG affiliates in Japan and Korea from 1989 until 1991. Mr. Duperreault serves as a member of the board of directors of The American Institute for CPCU—Insurance Institute of America, a member of the Boards of Trustees of Saint Joseph's University, King Edward VII Hospital Trust and the Board of Overseers of the School of Risk Management of St. John's University, a director of the Bank of N.T. Butterfield & Son Limited, Chairman of the Centre on Philanthropy,

16            2008 Proxy Statement

Chairman of Bermuda Institute of Ocean Sciences, Chairman of the International Insurance Society and Director of the Bermuda Monetary Authority.

        Bruce S. Gordon—Mr. Gordon, age 61, joined our Board in January 2003. From August 2005 through April 2007 Mr. Gordon served as President and Chief Executive Officer of the NAACP. Until his retirement in December 2003, Mr. Gordon was the President of Retail Markets at Verizon Communications, Inc., a provider of wireline and wireless communications. Prior to the merger of Bell Atlantic Corporation and GTE, which formed Verizon in July 2000, Mr. Gordon fulfilled a variety of positions at Bell Atlantic Corporation, including Group President, Vice President, Marketing and Sales, and Vice President, Sales. Mr. Gordon graduated from Gettysburg College and received an M.S. from Massachusetts Institute of Technology. Mr. Gordon also serves as a director of CBS Corporation.

        Rajiv L. Gupta—Mr. Gupta, age 62, joined our Board in March 2005. Mr. Gupta has served as Chairman, President and Chief Executive Officer of Rohm and Haas Company, a worldwide producer of specialty materials, from 1999 to the present. Previously, he served as Vice Chairman of Rohm and Haas Company from 1998 to 1999, Director of the Electronic Materials business from 1996 to 1999, and Vice President and Regional Director of the Asia-Pacific Region from 1993 to 1998. Mr. Gupta holds a B.S. degree in mechanical engineering from the Indian Institute of Technology, an M.S. in operations research from Cornell University and an M.B.A. in finance from Drexel University. Mr. Gupta also is a director of The Vanguard Group.

        John A. Krol—Mr. Krol, age 71, joined our Board in August 2002. Mr. Krol was the Chairman and Chief Executive Officer of E.I. du Pont de Nemours & Company, where he spent his entire career until his retirement in 1998. E.I. du Pont de Nemours is a global research and technology-based company serving worldwide markets, including food and nutrition, health care, agriculture, fashion and apparel, home and construction, electronics and transportation. Mr. Krol also serves as a director of ACE Limited, MeadWestvaco Corporation and the private Milliken & Company, and is on the Advisory Board of Bechtel Corporation. Mr. Krol graduated from Tufts University where he received a B.S. and M.S. in chemistry. Mr. Krol is the lead Director of the Board and Chair of the Company's Nominating and Governance Committee.

        Brendan R. O'Neill—Dr. O'Neill, age 59, joined our Board in March 2003. Dr. O'Neill was Chief Executive Officer and director of Imperial Chemical Industries PLC ("ICI"), a manufacturer of specialty products and paints, until April 2003. Dr. O'Neill joined ICI in 1998 as its Chief Operating Officer and Director, and was promoted to Chief Executive Officer in 1999. Prior to Dr. O'Neill's career at ICI, he held numerous positions at Guinness PLC, including Chief Executive of Guinness Brewing Worldwide Ltd, Managing Director International Region of United Distillers, and Director of Financial Control. Dr. O'Neill also held positions at HSBC Holdings PLC, BICC PLC and the Ford Motor Company. He has an M.A. from the University of Cambridge and a Ph.D. in chemistry from the University of East Anglia, and is a Fellow of the Chartered Institute of Management Accountants (U.K.). Dr. O'Neill is a director of Rank Group Plc, Endurance Specialty Holdings Ltd., Aegis Group Plc. and Watson Wyatt Worldwide, Inc. He serves on the Audit Committees of Aegis Group Plc.

        William S. Stavropoulos—Dr. Stavropoulos, age 68, joined our Board in March 2007. Dr. Stavropoulos was the Chairman, President and Chief Executive Officer of Dow Chemical Company, where his career spanned 39 years until his retirement in 2006. While at Dow, Dr. Stavropoulos served in a variety of positions in research, marketing and general management. Dr. Stavropoulos graduated from Fordham University with a B.S. in pharmaceutical chemistry and from the University of Washington with a Ph.D. in medicinal chemistry. He serves on the board of the American Enterprise Institute for Public Policy Research and is a special advisor to Clayton, Dubilier & Rice, Inc. Dr. Stavropoulos also serves as a director of Chemical Financial Corporation and Maersk Inc., is a trustee to the Fidelity Group of Funds and is on the Advisory Board for Metalmark Capital LLC and Trinsium Group.

2008 Proxy Statement            17

        Sandra S. Wijnberg—Ms. Wijnberg, age 51, joined our Board in March 2003. In March 2007, Ms. Wijnberg was named Chief Administrative Officer of Aquiline Holdings LLC. From January 2000 to April 2006, Ms. Wijnberg was the Senior Vice President and Chief Financial Officer at Marsh & McLennan Companies, Inc., a professional services firm with insurance and reinsurance brokerage, consulting and investment management businesses. Before joining Marsh & McLennan Companies, Inc. Ms. Wijnberg served as a Senior Vice President and Treasurer of Tricon Global Restaurants, Inc. and held various positions at PepsiCo, Inc., Morgan Stanley Group, Inc. and American Express Company. Ms. Wijnberg is a graduate of the University of California, Los Angeles and received an M.B.A. from the University of Southern California. Ms. Wijnberg also serves as a director and chair of the Audit Committee of Tyco Electronics Ltd.

        Jerome B. York—Mr. York, age 69, joined our Board in November 2002. Since 2000, Mr. York has been Chief Executive Officer of Harwinton Capital, LLC, a private investment company that he controls. From 2000 to 2003, he was the Chairman, President and Chief Executive Officer of MicroWarehouse, Inc. a computer reseller, and prior to that he was the Vice Chairman of Tracinda Corporation from 1995 to 1999, Chief Financial Officer of IBM Corporation from 1993 to 1995 and held various positions at Chrysler Corporation from 1979 to 1993. Mr. York graduated from the United States Military Academy, and received an M.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Michigan. Mr. York also serves as a director of Apple, Inc. and is a member of Apple's Audit Committee. Mr. York is the Chair of the Company's Audit Committee.

        The Board recommends that shareholders vote FOR the election of all 10 nominees for Director.

18            2008 Proxy Statement

COMMITTEES OF THE BOARD

        The table below provides fiscal year 2007 membership and meeting information for each of the Board Committees.

Name	Audit	Nominating & Governance	Compensation & Human Resources	Date Elected to Board
Adm. Dennis C. Blair			X	03/06/2003
Mr. Brian Duperreault			X	03/25/2004
Mr. Bruce S. Gordon	X			01/13/2003
Mr. Rajiv L. Gupta (C)			X	03/10/2005
Mr. John A. Krol (L)(C)		X		08/06/2002
Mr. H. Carl McCall		X		03/06/2003
Dr. Brendan R. O'Neill	X			03/06/2003
Dr. William S. Stavropoulos	X			03/08/2007
Ms. Sandra S. Wijnberg		X		03/06/2003
Mr. Jerome B. York (C)	X			11/11/2002
Number of Meetings During Fiscal Year 2007	10	7	9

(L) = Lead Director

(C) = Committee Chair

        During fiscal 2007, the Board met eleven times. All of our Directors attended over 75% of the meetings of the Board and the committees on which they served in fiscal 2007. The Board's governance principles provide that Board members are expected to attend each annual general meeting. At the 2007 Annual General Meeting, all of the current Board members were in attendance.

        Audit Committee.    The Audit Committee monitors the integrity of Tyco's financial statements, the independence and qualifications of the independent auditors, the performance of Tyco's internal auditors and independent auditors, Tyco's compliance with legal and regulatory requirements and the effectiveness of Tyco's internal controls. The Audit Committee is also responsible for retaining, subject to shareholder approval, evaluating, setting the remuneration of, and, if appropriate, recommending the termination of Tyco's independent auditors. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a charter approved by the Board. The charter is posted on Tyco's website at www.tyco.com and we will provide a copy of the charter to shareholders upon request. The Audit Committee held ten meetings during fiscal 2007. The members of the Audit Committee are Messrs. Gordon and York and Drs. O'Neill and Stavropoulos, each of whom is independent under NYSE listing standards and SEC rules for audit committee members. Mr. York is the chair of the Audit Committee. The Board has determined that each of Mr. York and Drs. Stavropoulos and O'Neill are audit committee financial experts.

        Nominating and Governance Committee.    The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the Director nominees for the annual general meeting of shareholders, developing and recommending to the Board a set of corporate governance principles, and playing a general leadership role in Tyco's corporate governance. In addition, the Nominating and Governance Committee oversees our environmental, health and safety management system. The Nominating and Governance Committee operates under a charter approved by the Board. The charter is posted on Tyco's website at www.tyco.com and we will provide a copy of the charter to shareholders upon request. The Nominating and Governance Committee held seven meetings during fiscal 2007. The members of the Nominating and Governance Committee are Ms. Wijnberg and Messrs. Krol and McCall, each of whom is independent under NYSE listing standards. Mr. Krol is the chair of the Nominating and Governance Committee.

2008 Proxy Statement            19

        Compensation and Human Resources Committee.    The Compensation Committee reviews and approves compensation and benefits policies and objectives, determines whether Tyco's officers, Directors and employees are compensated according to these objectives, and carries out certain of the Board's responsibilities relating to the compensation of Tyco's executives. The Compensation Committee operates under a charter approved by the Board. The charter is posted on Tyco's website at www.tyco.com and we will provide a copy of the charter to shareholders upon request. The Compensation Committee held nine meetings during fiscal 2007. The members of the Compensation Committee are Admiral Blair and Messrs. Duperreault and Gupta. Mr. Gupta is the chair of the Compensation Committee. The Board of Directors has determined that each of the members of the Compensation Committee is independent under NYSE listing standards. In addition, each member is a "Non-Employee" Director as defined in the Securities Exchange Act of 1934 and is an "outside director" as defined in section 162(m) of the Internal Revenue Code. For more information regarding the Compensation Committee's roles and responsibilities, see the discussion under the heading "Role of the Compensation Committee" in the Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee during fiscal 2007 or as of the date of this proxy statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company's Compensation Committee or Board of Directors.

Nomination of Directors

        The Nominating and Governance Committee, in accordance with the Board's governance principles, seeks to create a Board that as a whole is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate's qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of Director attributes.

        General criteria for the nomination of Director candidates include:

  •
  the highest ethical standards and integrity;

  •
  a willingness to act on and be accountable for Board decisions;

  •
  an ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

  •
  a history of achievement that reflects superior standards for themselves and others;

  •
  loyalty and commitment to driving the success of the Company;

  •
  an ability to take tough positions while at the same time working as a team player; and

  •
  individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company's needs.

        The Company also strives to have all Directors, other than the Chief Executive Officer, be independent. In addition to having such Directors meet the NYSE definition of independence, the Board has set its own more vigorous standard of independence. The Committee must also ensure that the members of the Board as a group maintain the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Nominating and Governance Committees. In November 2005, the Board governance principles were amended to limit the number of other public company boards of directors on which a Director can serve to no more than two for Directors who are employed as chief executive officer of a publicly traded company, no more than three for Directors who are otherwise fully employed and no more than five for Directors who are not fully employed. A

20            2008 Proxy Statement

Director currently serving on boards in excess of these limits may continue to serve, provided the Board determines that doing so would not impair the Director's service on the Company's Board. All of our Directors meet the board service criteria.

        As provided in its charter, the Nominating and Governance committee will consider Director candidates recommended by shareholders. To recommend a Director candidate, a shareholder should write to Tyco's Secretary at Tyco's registered address: 90 Pitts Bay Road, Pembroke HM 08, Bermuda. Any such recommendation must include:

  •
  the name and address of the candidate;

  •
  a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above;

  •
  the candidate's signed consent to serve as a Director if elected and to be named in the proxy statement; and

  •
  evidence of share ownership.

        The recommendation must also include documentary evidence of ownership of Tyco common shares if the shareholder is a beneficial owner, as well as the date the shares were acquired, as required by the Company's Amended and Restated Bye-laws.

        To be considered by the Nominating and Governance Committee for nomination and inclusion in the Company's proxy statement for the 2009 Annual General Meeting of Shareholders, shareholder recommendations for Director must be received by Tyco's Secretary no later than September 22, 2008. Once the Company receives the recommendation, the Company will deliver a questionnaire to the candidate that requests additional information about the candidate's independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company's proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating and Governance Committee.

        The Nominating and Governance Committee currently employs a third party search firm to assist the Committee in identifying candidates for Director. The Committee also receives suggestions for Director candidates from Board members. Ten of our nominees for Director are current members of the Board. In evaluating candidates for Director, the Committee uses the qualifications described above, and evaluates shareholder candidates in the same manner as candidates from all other sources. Based on the Nominating and Governance Committee's evaluation of the current Directors, each nominee was recommended for election.

Executive Officers

        In addition to Mr. Breen, Tyco's Chief Executive Officer who also serves as Chairman of the Board and whose biographical information is set forth above, the executive officers of Tyco are:

        Christopher J. Coughlin—Mr. Coughlin, age 55, has been our Executive Vice President and Chief Financial Officer since March 2005. Prior to joining Tyco, Mr. Coughlin served as Chief Operating Officer at Interpublic Group. He joined Interpublic from Pharmacia Corporation, where he was Chief Financial Officer for six years. Mr. Coughlin also serves as a director of The Dun & Bradstreet Corporation and Covidien Ltd.

        Naren K. Gursahaney—Mr. Gursahaney, age 46, has been President of ADT Worldwide since May 2007. Mr. Gursahaney joined Tyco in 2003 as Senior Vice President of Operational Excellence and became the President of Tyco Flow Control in January 2005 and President of the Tyco Engineered Products and Services segment in January 2006. Prior to joining Tyco, Mr. Gursahaney was the President and Chief Executive Officer of GE Medical Systems-Asia. During his ten year tenure at GE,

2008 Proxy Statement            21

Mr. Gursahaney held senior leadership positions in services, marketing and information management within the Medical Systems and Power Systems divisions and also worked at GE's corporate headquarters as the staff executive for the vice chairman and manager of business development. Prior to GE, Mr. Gursahaney spent four years with Booz Allen & Hamilton in Cleveland, Ohio and worked as an engineer for Westinghouse Electric Corporation in Baltimore, Maryland and Ashdod, Israel.

        Patrick Decker—Mr. Decker, age 43, has been President of Flow Control since May 2007 and was previously Chief Financial Officer of Tyco Engineered Products and Services and Tyco Plastics and Adhesives. Prior to joining Tyco in 2003, Mr. Decker spent 13 years serving in a series of key financial roles at Bristol-Myers Squibb, both in the United States and internationally. Mr. Decker began his career as an auditor for PricewaterhouseCoopers.

        George Oliver—Mr. Oliver, age 47, has been President of Tyco Safety Products since 2006 and, in addition, was named President of the Tyco Electrical & Metal Products businesses in March 2007. Prior to joining Tyco in 2006, Mr. Oliver served in operational roles of increasing responsibility at several General Electric divisions, most recently as President and Chief Executive Officer of GE Water and Process Technologies.

        Edward C. Arditte—Mr. Arditte, age 52, has been our Senior Vice President, Strategy and Investor Relations since February 2006, and prior to that was Senior Vice President, Investor Relations from May 2003. Prior to joining Tyco, Mr. Arditte was employed by BancBoston Capital, a division of the private equity group of Bank of America, where he served as Chief Financial Officer since January 2002. Prior to that, Mr. Arditte spent over 15 years at Textron Inc, where he held a number of positions, including Vice President and Treasurer; and Vice President, Finance and Business Development at one of the Company's operating segments.

        Carol Anthony ("John") Davidson—Mr. Davidson, age 52, has been our Senior Vice President, Controller and Chief Accounting Officer since January 2004. Prior to joining Tyco, Mr. Davidson was employed by Dell Inc., where he served as Vice President, Audit, Risk and Compliance. While at Dell he also served in other senior capacities, including Chief Compliance Officer, Vice President and Corporate Controller. He joined Dell in 1997 from Eastman Kodak Company, where he worked 16 years in a variety of financial, accounting and auditing positions of increasing responsibility.

        John E. Evard, Jr.—Mr. Evard, Jr., age 61, has been our Senior Vice President and Chief Tax Officer since December 2002. Prior to joining Tyco, Mr. Evard was Vice President, Tax of United Technologies Corporation from August 2000. Prior to joining United Technologies, Mr. Evard held a number of positions at CNH Global N.V. and its predecessor company, Case Corp., including Senior Vice President, Corporate Development, and General Tax Counsel from December 1989 to August 2000.

        Judith A. Reinsdorf—Ms. Reinsdorf, age 44, has been our Executive Vice President and General Counsel since March 2007. From October 2004 to February 2007, Ms. Reinsdorf served as Vice President, General Counsel and Secretary of C. R. Bard, Inc., a medical device company. Previously she had served as Vice President and Corporate Secretary of Tyco from 2003 to 2004 and as Vice President and Associate General Counsel of Pharmacia Corporation from 2000 to 2003.

        Laurie A. Siegel—Ms. Siegel, age 51, has been our Senior Vice President, Human Resources since January 2003. Ms. Siegel was employed by Honeywell International from 1994 to 2002, where she held various positions in Human Resources. After leading the compensation organization from 1994 to 1997, she served as Corporate Vice President of Human Resources until 1999. Thereafter, she served as Vice President of Human Resources in the Aerospace and Specialty Materials divisions. Ms. Siegel serves as a director of Embarq Corporation.

22            2008 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of common stock beneficially owned as of October 1, 2007 by each current Director, nominee for Director, executive officer named in the Summary Compensation Table under "Executive Officer Compensation" and the Directors and executive officers of the Company as a group.

Beneficial Owner	Title	Number of Common Shares Beneficially Owned(1)
Dennis C. Blair	Director	19,708	(3)(4)
Edward D. Breen	Chairman and Chief Executive Officer	3,260,803	(2)(3)(4)
Christopher J. Coughlin	Executive Vice President and Chief Financial Officer	191,709	(2)(4)
Carol Anthony Davidson	Senior Vice President, Controller and Chief Accounting Officer	98,591	(2)(4)
Brian Duperreault	Director	12,745	(3)
John E. Evard	Senior Vice President, Tax	143,521	(2)(4)
Bruce S. Gordon	Director	20,208	(3)(4)
Rajiv L. Gupta	Director	10,548	(3)(5)
Naren K. Gursahaney	President, ADT Worldwide	197,388	(2)(4)
John A. Krol	Lead Director	23,180	(3)(4)
H. Carl McCall	Director	19,708	(3)(4)
Brendan R. O'Neill	Director	19,708	(3)(4)
William S. Stavropoulos	Director	4,779	(3)
Sandra S. Wijnberg	Director	19,708	(3)(4)
Jerome B. York	Director	28,458	(3)(4)
All current Directors and executive officers as a group (21 persons)		4,491,753	(6)

(1)
The number shown reflects the number of common shares owned beneficially as of October 1, 2007, based on information furnished by the persons named, public filings and Tyco's records. A person is deemed to be a beneficial owner of common shares if he or she, either alone or with others, has the power to vote or to dispose of those common shares. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment authority with respect to the shares listed. To the extent indicated in the notes below, common shares beneficially owned by a person include common shares of which the person has the right to acquire beneficial ownership within 60 days after October 1, 2007. All current Directors and executive officers, as a group, were beneficial owners of approximately 0.9% of the outstanding common shares as of October 1, 2007. There were 497,587,201 Tyco common shares outstanding on such date.

(2)
Includes shares of restricted common stock as follows: Mr. Breen, 75,000; Mr. Coughlin, 40,000; Mr. Davidson, 7,000; Mr. Evard, 6,375; Mr. Gursahaney, 6,215.

(3)
Includes vested DSUs as follows: Admiral Blair, 14,734; Mr. Breen, 887,002; Mr. Duperreault, 12,274; Mr. Gordon, 14,734; Mr. Gupta, 9,548; Mr. Krol, 14,734; Mr. McCall, 14,734; Dr. O'Neill, 14,734; Dr. Stavropoulos, 4,029; Ms. Wijnberg, 14,734; and Mr. York, 14,734. Distribution of the DSUs will occur upon (i) the termination of the individual from the Company or the Company's Board (other than for cause) or (ii) a change in control of the Company. Upon such termination or change in control, as the case may be, the Company will issue the number of Tyco common shares equal to the aggregate number of vested DSUs credited to the individual, including DSUs received through the accrual of dividend equivalents.

2008 Proxy Statement            23

(4)
Includes the maximum number of shares for which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or will vest before November 30, 2007 as follows: Admiral Blair, 4,974; Mr. Breen, 2,259,891; Mr. Coughlin, 146,709; Mr. Davidson, 88,206; Mr. Evard, 135,468; Mr. Gordon, 4,974; Mr. Gursahaney, 185,692; Mr. Krol, 5,996; Mr. McCall, 4,974; Dr. O'Neill, 4,974; Ms. Wijnberg, 4.974; and Mr. York, 4,974.

(5)
Includes 1,000 shares owned by Mr. Gupta's spouse.

(6)
Includes 2,400 shares held indirectly as to which voting and/or investment power is shared with or controlled by another person and as to which voting beneficial ownership is not disclaimed.

        The following table sets forth the information indicated for persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding common shares.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Stock Outstanding on October 1, 2007
Capital Research and Management Company(1) 333 South Hope Street Los Angeles, CA 90071	46,164,290	9.3%
Davis Selected Advisers LP(2) 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	31,836,924	6.4%

(1)
The amount shown for the number of common shares beneficially owned and the following information was provided by Capital Research and Management Company pursuant to a Schedule 13G/A dated February 9, 2007, indicating beneficial ownership as of December 29, 2006. The amounts reported in the Schedule 13G/A have been adjusted to reflect the 1-for-4 reverse stock split that occurred on June 29, 2007. Capital Research and Management Company is an investment advisor registered under Section 203 of the Investment Advisor Act of 1940 and has indicated that it has sole dispositive power with respect to the 46,164,290 common shares as a result of acting as an investment advisor to various investment companies. The Schedule 13G/A includes 862,165 common shares (on a post-reverse stock split basis) resulting from the assumed conversion of $75,000,000 principal amount of the Tyco International Group S.A. 3.125% Series B Senior Convertible Debentures due 2023 held by Capital Research and Management Company.

(2)
The amount shown for the number of common shares over which Davis Selected Advisers LP exercised investment discretion was provided pursuant to the Schedule 13G/A dated January 11, 2007 that it filed with the SEC, indicating beneficial ownership as of December 31, 2006. The amounts reported in the Schedule 13G/A have been adjusted to reflect the 1-for-4 reverse stock split that occurred on June 29, 2007.

24            2008 Proxy Statement

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Introduction

        We believe that since 2003 we have made significant progress in aligning our executive compensation programs with our core executive compensation philosophy, which is to pay for performance. Since 2003, we:

  •
  structured compensation packages so that a significant portion of the total compensation of our named executive officers is tied to performance via annual incentive compensation and long-term equity awards;

  •
  emphasized equity as the primary component of long-term compensation for our top executives, ensuring that pay opportunities are linked to shareholder returns; and

  •
  replaced an executive perquisite program that was difficult to administer and monitor with a more efficient plan that provides for a cash benefit capped at the lower of 10% of the executive's salary or $70,000 per year.

Fiscal Year 2007 Compensation Analysis

Current Named Executive Officers	Performance Based(1)	Fixed(2)	Long-Term(3)	Annual(4)
Edward D. Breen	52%	48%	68%	32%
Christoper J. Coughlin	54%	46%	69%	31%
John Evard	51%	49%	56%	44%
Carol Anthony Davidson	51%	49%	56%	44%
Naren Gursahaney	52%	48%	64%	36%

(1)
Includes (i) actual performance bonus awarded under the Company's annual incentive compensation plan for fiscal 2007 and (ii) the grant date (November 21, 2006) fair value of stock options awarded to the named executive officers for fiscal 2007. Excludes retention bonuses paid to Messrs. Evard and Davidson.

(2)
Includes (i) salary paid for fiscal 2007, (ii) the grant date (November 21, 2006) fair value of restricted stock units ("RSUs") awarded to the named executive officers for fiscal 2007 and (iii) the value of all other compensation (benefits and perquisites), as set forth in the footnotes to the Summary Compensation Table. Excludes retention bonuses paid to Messrs. Evard and Davidson.

(3)
Includes the grant date (November 21, 2006) fair value of stock options and RSUs awarded to the named executive officers for fiscal 2007.

(4)
Includes (i) salary paid for fiscal 2007, (ii) actual performance bonus awarded under the Company's annual incentive compensation plan for fiscal 2007 and (iii) the value of all other compensation (benefits and perquisites), as set forth in the footnotes to the Summary Compensation Table. Excludes retention bonuses paid to Messrs. Evard and Davidson.

        Our ability to successfully implement our compensation philosophy depends on the governance structure we have in place. Accordingly, we have established disciplined procedures for overseeing the setting of performance measures and goals, long-term incentive compensation, base salaries and the size of annual incentive awards. We have also established strict procedures for overseeing the ultimate payout of awards. Our Board has the sole authority to approve payments made to our Chief Executive

2008 Proxy Statement            25

Officer, all of our officers that are considered "Section 16" officers for purposes of reporting beneficial ownership under the Securities and Exchange Act of 1934, and certain other key executives (collectively, the "Senior Officers"). Our Compensation Committee reviews, analyzes and approves the design of our executive compensation programs, and in so doing relies on a compensation consultant (who is independent of senior management) for advice, information and an objective point of view.

        During 2007, Tyco underwent a major change in its corporate structure. On June 29, 2007, the Company successfully completed the spin-off of its electronics and healthcare businesses (now called Tyco Electronics and Covidien, respectively) and completed a one-for-four reverse stock split (collectively, the "Separation"). Following the Separation, a significant number of our executive officers assumed new positions with Tyco Electronics and Covidien, or otherwise ceased providing services to the Company in any capacity. In addition, due to the number of complex transactions and arrangements that were required to complete the Separation, our senior corporate management team assumed significant additional responsibilities. Those transactions included the spin-offs of two large companies (which together accounted for approximately 55% of Tyco's historical revenues), numerous new financing arrangements, amendments to existing financing arrangements, agreements governing relationships among Tyco and the spun-off companies, tax sharing arrangements, and internal reorganizations. Recognizing the complexity of the Separation and the commitment necessary to complete it, the Compensation Committee and the Board took a number of extraordinary actions during 2007 related to compensation. These actions and the reasons for taking them are discussed in more detail in the sections that follow, but generally included:

  •
  the bifurcation of the annual incentive plan into two performance periods—one pre- and one post-Separation;

  •
  the awarding of retention payments to certain members of senior management (including certain of our named executive officers) who played key roles in effecting the Separation;

  •
  the conversion of outstanding pre-Separation Tyco stock options, restricted stock, RSUs and DSUs into post-Separation awards of Tyco equity and/or equity of Covidien and Tyco Electronics;

  •
  the conversion of performance shares that were originally granted in November 2005 into time-based RSUs that vest in September 2008; and

  •
  the acceleration of the 2008 annual equity award grant date from November 2007 to July 2007.

Executive Compensation Philosophy

        In designing its executive compensation program, Tyco has been guided by the following principles:

  •
  provide for performance-based reward opportunities that support our business objectives and align payouts with the attainment of those objectives;

  •
  reward superior long-term performance by linking a significant portion of each executive's total pay opportunity to sustained shareholder returns;

  •
  attract, retain and motivate key executives by providing appropriate levels of fixed and variable compensation, short-term and long-term incentives, and cash and stock-based pay;

  •
  allow those most accountable for our long-term performance to acquire and hold a significant amount of Tyco equity; and

  •
  recognize and support outstanding individual performance and behavior, as well as behavior that supports our core values—Integrity, Excellence, Teamwork and Accountability.

26            2008 Proxy Statement

Role of the Compensation Committee

        The Compensation Committee is responsible for the Company's executive compensation strategies, structure, policies and programs. The Committee is comprised exclusively of independent Directors, who are also "outside directors" as defined in section 162(m) of the Internal Revenue Code. In executing its responsibilities, the Compensation Committee relies on information and advice from its independent consultant and on information that Tyco purchases from other data providers such as Hewitt Associates. In addition, as appropriate, the Company's Human Resources Department supports the Compensation Committee in its work. The Compensation Committee submits its recommendations to the full Board for review and approval.

        In general, Company management develops pay strategies and recommendations for our Chief Executive Officer, which are provided to the Compensation Committee. All matters involving Chief Executive Officer compensation are reviewed and discussed by the Compensation Committee and its independent consultant. The Compensation Committee either provides guidance to Company management on its proposals or it prepares its own recommendation for the Board to review and discuss. The full Board has the sole authority to approve compensatory actions for our Chief Executive Officer, except that performance measures are set by the Compensation Committee. With respect to our other Senior Officers and employees, our Chief Executive Officer and our Senior Vice President of Human Resources develop pay strategies and recommendations for the Compensation Committee's review and discussion, with the full Board having sole authority to approve payments, subject to the Compensation Committee's authority with respect to performance measures. The Board has granted the Chief Executive Officer and his designees the authority to approve pay actions for employees below the Senior Officer level. In addition, the Compensation Committee reviews and approves actions related to other aspects of compensation that affect employees below the level of Senior Officer. Examples of other aspects of compensation include the size of bonus pools, annual incentive plan performance goals, equity award design, equity value ranges and share pools.

        The Compensation Committee has the sole authority to retain, compensate and terminate its independent compensation consultant. From 2003 through May 2007, the Compensation Committee engaged the services of Watson Wyatt as their independent outside compensation consultant. In May 2007, the Compensation Committee conducted a review of the compensation consultant services and met with a number of consultants to determine whether it was appropriate for the Compensation Committee to engage a new executive compensation consultant. After thorough review, and in light of the Company's needs after the Separation, the Compensation Committee engaged ExeQuity LLP as its independent consultant for the next year. The Compensation Committee selected ExeQuity because it felt ExeQuity would provide high quality work product and because of its independence from Tyco.

        The Compensation Committee considers tally sheets throughout the year when evaluating Chief Executive Officer and other Senior Officer pay actions. Tally sheets identify the value of each pay element, including base salary, annual bonus, sign-on or other cash payments, long-term incentives, and benefit and perquisite payments. Options on the tally sheets are valued using the Black-Scholes option pricing model in accordance with FAS 123R at their full grant date value. RSUs and performance shares are valued at grant date. Beginning in July 2007, the tally sheets that were previously provided only to the Compensation Committee were provided to the full Board. Because tally sheets represent an important part of the compensation review process, the Company will continue to provide them to the Compensation Committee and the Board as part of the planning process.

        The Compensation Committee and Company management devoted a substantial amount of time and effort over the past two years to the Separation, and the Company has otherwise changed significantly since August 2002. We expect that the needs and objectives of our Director and executive compensation program will continue to evolve in the coming years as our business and the competitive landscape evolve.

2008 Proxy Statement            27

Benchmarking

        The Compensation Committee evaluates many factors when setting executive compensation. These include the executive's location on our Career Band (see "Elements of Compensation" below); the relative complexity of the executive's role within the organization; the executive's performance and potential for future advancement; the compensation paid by our peer group and other companies identified by relevant market survey data; and internal pay equity considerations. When setting compensation targets, the Compensation Committee considers executive compensation practices in our peer group and other market sources, but it does not target the same percentile within the peer group for each executive. Rather, it uses its judgment, the advice of its consultant, and management's recommendations when determining target compensation levels for executives.

Pre- and Post-Separation Benchmarking

        The composition of Tyco's peer group changed during fiscal year 2007 due to the Separation. Prior to the Separation, Tyco's peer group consisted of large industrial companies. In March 2007, we began to refine our peer group to better reflect the Company after Separation, when our service business would generate a greater percentage of our revenue and earnings. The Compensation Committee and management concluded that a new peer group comprised of industrial companies and service-based companies (including companies outside of our industry) would better reflect the competitive landscape in which Tyco would be operating. The following table identifies the companies in our pre-Separation peer group and those currently in our post-Separation peer group.

Companies	Pre-Separation Peer Group	Post-Separation Peer Group
3M	X	X
Deere & Co.		X
DirecTV		X
Du Pont	X
Emerson Electric	X	X
FedEx		X
General Dynamics		X
General Electric	X
Honeywell International	X	X
Illinois Tool Works		X
Ingersoll-Rand	X	X
IBM	X
ITT Industries	X
L-3 Communications		X
Johnson & Johnson	X
Johnson Controls	X
Lockheed Martin	X
Masco		X
Motorola	X
Procter & Gamble	X
Raytheon		X
Sprint Nextel		X
Textron	X
United Technologies	X	X
Waste Management		X
UPS		X

28            2008 Proxy Statement

        We developed the post-Separation peer group by focusing on companies in the S&P 500 Index. We believe that these companies represent our primary competitors for capital, executive talent and, in some cases, business. We selected the companies in the post-Separation peer group by analyzing (i) the company's rank within the S&P 500 Index, (ii) the company's enterprise value, asset value and equity market value, (iii) the company's annual revenue, operating income, cash flow from operations and free cash flow, (iv) the number of people employed by the company, (v) the company's return on invested capital, (vi) the company's three-year total shareholder return and three-year compound annualized growth in sales and earnings, and (vii) the company's business lines and the extent that they overlap Tyco's business lines. Management reviewed the proposed post-Separation peer group with the Compensation Committee and its independent consultant in July 2007, and in September and December the Compensation Committee approved the group for fiscal year 2008 benchmarking purposes.

        In addition, in September 2007, the Compensation Committee decided that it would be appropriate to consider general industry practices (except those of financial service companies) as a second potential source of executive compensation market data. The Compensation Committee believes that these companies also represent Tyco's competition for capital, talent and, in some cases, business; and that they provide important additional data points for the Compensation Committee to consider in its decision making process. We expect that our compensation peer group will further change if our size or our business lines change or if we observe similar changes at one or more of our peer companies. Any change to the compensation peer group is subject to the Compensation Committee's approval.

Elements of Compensation

        Tyco utilizes a Career Band structure, first implemented in 2003, in order to (i) increase control over compensation and benefit programs and costs, (ii) align our programs with market practices, and (iii) provide internal pay equity across all of our businesses. The Career Band structure contemplates four primary elements of compensation:

  •
  Base salary;

  •
  Annual incentive compensation paid in the form of cash bonuses;

  •
  Long-term incentive compensation, which includes stock options and time-vested stock units and performance-based stock units; and

  •
  Benefit programs that are specifically designed for executive officers.

        The Career Band structure establishes minimum, midpoint and maximum base salary levels for eight career categories. It also establishes eligibility levels and target levels for annual incentive compensation, eligibility parameters for long-term incentive compensation, and eligibility for participation in the benefit and perquisite programs. The table below summarizes the four compensation elements. The first column describes the compensation element and classifies it as either fixed or variable. The second column describes the underlying reason that Tyco provides the compensation element. The third column provides important additional information about the compensation element.

2008 Proxy Statement            29

Elements of Compensation Table

Pay Element	Objective		Key Features
Base salary (fixed)	•	Recognize value of individual to Tyco based	•	Managed by reference to Career Bands.
		on his/her role, skill, performance, potential,	•	Reviewed annually.
		contributions and leadership.	•	Pay adjustments for our named executive
	•	Attract and retain executive talent in the		officers occur every 12–24 months.
markets in which we compete for talent.
Annual incentives	•	Reward financial performance that we believe	•	Performance goals approved annually by the
(variable)		benefits our business and drives long-term		Board and relate to Company and/or group,
		shareholder value creation.		division or business unit performance.
	•	Reward execution of operating plan and	•	Threshold, target and maximum incentive
		other strategic initiatives.		opportunities vary by Career Band.
	•	Place a meaningful proportion of total cash	•	Target incentive opportunities range from
		compensation at risk.		75% to 100% of base salary for our named
	•	Allow for meaningful pay differentiation tied		executive officers.
		to performance of individual and groups.	•	Payouts range from 0% to 200% of target,
with discretionary adjustments by individual
of +/-25% based on qualitative performance
measures.
Long-term	•	Align our executives' interests with our	•	Current policy is to grant 1/3 of awards in
incentives		shareholders' interests.		stock options, 1/3 in RSUs and 1/3 in
(fixed (RSUs) and	•	Link a significant portion of our executives'		performance shares (based on the grant date
variable (stock		total pay opportunity to share price.		fair value of the awards).
options and	•	Attract and retain talent.	•	Stock options and RSUs vest over four years
performance	•	Provide long-term accountability.		and performance shares vest over three years.
shares))	•	Provide performance-based opportunities for	•	Target award values generally determined by
		wealth accumulation.		Career Band.
			•	Individual award decisions reflect consideration of each executive's performance, skill, potential and expected contributions.
Executive benefit	•	Provide competitive perquisite compensation.	•	Generally consists of a supplemental savings
programs and				and retirement plan, supplemental insurances
perquisites (fixed)				benefits (executive life, disability and long-term care), tax gross-up payments, a cash perquisite allowance program, and use of the corporate aircraft.(1)
			•	No defined benefit plans for U.S. executives.(1)

(1)
Mr. Breen is the only executive who is pre-approved to use the Company aircraft for personal use. Mr. Breen also receives retirement benefits under the provisions of his employment agreement. He is the only named executive officer with a pension benefit. In addition, Mr. Breen receives tax assistance payments for New York State and City Income Tax on his Tyco-source compensation pursuant to his employment contract. All named executive officers participating in our executive life and long-term disability programs receive tax gross up payments on the imputed income for the costs associated with their participation in such programs.

        In determining compensation packages for our Senior Officers, the Compensation Committee seeks to strike an appropriate balance between fixed and variable compensation and between annual and long-term compensation. We believe that making a significant portion of our named executive officers' compensation variable and long-term supports our executive compensation philosophy, as these forms of compensation primarily depend on performance. At the same time, we emphasize stock-based compensation to allow those most accountable for our long-term success to acquire and hold Company stock.

Base Salary

        Base salaries for our Senior Officers are reviewed annually by both the Compensation Committee and the full Board. However, base salary adjustments generally occur at intervals ranging from 12 to 24 months, depending on the role of the Senior Officer, the relationship of his or her salary to market pay levels and internal pay equity considerations. Mr. Breen's base salary is contractually set at a minimum of $1.5 million pursuant to his employment agreement. Mr. Breen last received a base salary

30            2008 Proxy Statement

increase in 2006. Decisions regarding base salaries for Mr. Breen and the other named executive officers typically are based on the following factors:

  •
  individual performance;

  •
  Company or business unit performance, as applicable;

  •
  any increase in responsibilities or span of control;

  •
  competitive data from our peer group;

  •
  criticality of the individual's role in achieving Company objectives; and

  •
  each individual's potential for advancement.

        During its annual reviews of base salaries in fiscal year 2007, the Board approved a base salary increase for Mr. Coughlin from $750,000 to $800,000, representing an annualized increase of approximately 2.9% since he was hired in March 2005. The Board approved this increase after considering Mr. Coughlin's performance and leadership since joining Tyco; his efforts in connection with the Separation and the restructuring of our businesses; the base salaries paid to similarly situated executives in our pre-Separation peer group; and the base salaries paid to our Chief Executive Officer and other Senior Officers.

        The Board also approved a base salary increase for Mr. Davidson from $414,000 to $430,000, representing an annualized increase of approximately 2.7% since the date of his last base salary adjustment. The Board approved the increase after considering Mr. Davidson's performance; the progress made by the Company in implementing internal controls across the organization; Mr. Davidson's contributions in the development of the Controller's organization; his assistance in the preparation of Tyco Electronics and Covidien for public status in connection with the Separation; the base salaries paid to similarly situated executives identified by market data; and the base salaries paid to our CFO and other Senior Officers.

        Finally, the Board approved a base salary increase for Mr. Gursahaney from $500,000 to $560,000, representing an annualized increase of approximately 12% since his last base salary adjustment. The Board approved the increase as a result of his expanded responsibilities as the new President of ADT Worldwide; his leadership and contributions to the Separation and the restructuring of our remaining businesses; his performance and potential; the base salaries paid to similarly situated executives identified by market data; and the base salaries paid to our other business unit presidents.

Annual Incentive Compensation

        The annual incentive compensation, or performance bonus, for our executives is generally paid under the annual incentive plan, which is an element of the Company's 2004 Stock and Incentive Plan (the "2004 SIP"). However, in special circumstances such as those described below, discretionary bonuses may be paid outside the scope of the 2004 SIP. Annual incentive compensation generally takes the form of cash bonuses for all of our Senior Officers. The annual incentive plan is structured as follows, although changes are made by the Board from year to year to reflect changing business needs and competitive circumstances:

  •
  At the beginning of the fiscal year, the Board sets a minimum performance measure that must be met for our Senior Officers to receive performance bonuses. For fiscal 2007, this minimum performance threshold was 25% of targeted adjusted net income. Adjusted net income consists of net income before the special items described in the footnote to the table below. The Board also approves individual maximum bonus amounts for each of our Senior Officers. For fiscal 2007, the maximum bonus for Mr. Breen equaled 0.25% of the Company's net income, subject to a cap of $5.0 million imposed by the 2004 SIP, and for our other Senior Officers, the

2008 Proxy Statement            31

    maximum was set at 0.12% of net income, subject to the same cap. At the same time, the Compensation Committee sets threshold, target and maximum performance bonus amounts for purposes of the annual incentive plan under the 2004 SIP. For fiscal 2007, bonus targets were set at a multiple of base salary for our named executive officers, and maximum and threshold amounts were 200% and 50% of target, respectively. In each case, the amount is subject to plus or minus 25% based on the Board's evaluation of individual qualitative criteria.

  •
  Also at the beginning of the fiscal year, the Compensation Committee chooses performance measures and related targets for the corporate and group levels of the organization. These performance measures and targets are used by the Board as a guideline for determining target bonuses for our Senior Officers. The measures and targets exclude certain items that do not reflect the personal performance of the named executive officers, as described in the footnote to the table below.

  •
  After the close of the fiscal year, actual performance against the pre-established measures is calculated for the Company and each group, division and business unit. Management and the Board review results and take into account factors that affect financial results but are not part of the financial calculation. Such factors include, for example, the completion of significant strategic projects such as the Separation, and events which could result in "windfall" payments. Results may be adjusted up or down based on this review. The Board then determines the performance bonus payment for each of our Senior Officers, which cannot exceed the individual maximum bonus determined at the start of the fiscal year.

        Fiscal 2007 was a unique year for the Company, as the Separation made the annual incentive compensation process particularly complex. Performance measures and targets for the Company and for each group, division and business unit were set in November 2006 for the first half of fiscal year 2007. For corporate-level employees (including Messrs. Breen, Coughlin, Evard and Davidson), these measures consisted of earnings per share and free cash flow before special items for the entire Company (including the pre-Separation results of the healthcare and electronics segments). For Mr. Gursahaney, half of his performance bonus was based on corporate level results and half was based on the results of the business segments he managed during the fiscal year. Mr. Gursahaney led Tyco Engineered Products and Services for the first two thirds of the fiscal year before taking on the increased responsibility as President of ADT Worldwide. The business segment performance measures for Mr. Gursahaney are described in the table below, and are also before special items.

        Although the Company's operating plan for full-year 2007 was established in November 2006, the Board recognized that the Separation would make it difficult to set appropriate full year measures. As a result, in April 2007, the Compensation Committee approved the implementation of corporate performance measures and goals for the second half of fiscal year 2007 that were consistent with the previously approved operating plan. For corporate employees, performance measures that excluded interest and tax expense of the Company replaced earnings per share and free cash flow before special items, as management and the Compensation Committee recognized that these expenses would be difficult to estimate in light of the Separation. In addition, the results of Covidien and Tyco Electronics were excluded. Because Mr. Gursahaney played a significant role in corporate planning activities in addition to his business unit role, the performance measures that applied to him were unique. Mr. Gursahaney's performance measures were 50% weighted on the performance of the Company (i.e., those performance measures applicable to corporate-level employees) and 50% weighted on the performance of Tyco Engineered Products and Services (pre-Separation) and ADT Worldwide

32            2008 Proxy Statement

(post-Separation). The table below summarizes the performance measures and weights for both corporate and non-corporate employees:

Tyco Fiscal Year 2007 Annual Incentive Compensation Design Summary

Time Period	Performance Measure(1)		Weights	Performance Target	Actual Performance
Messrs. Breen, Coughlin, Evard and Davidson
First half fiscal 2007	•	Earnings per Share before special items (EPS) including Covidien and Tyco	50%	$0.92 per share	$0.95 per share
	•	Free Cash Flow (FCF) before special items including Covidien and Tyco Electronics	50%	$929.0 million	$1,264.0 million
Second half fiscal 2007	•	Operating Income before special items excluding Covidien and Tyco Electronics	50%	$895.0 million	$954.0 million
	•	FCF before interest and tax and other special items excluding Covidien and Tyco Electronics	50%	$1,060.0 million	$1,369.1 million
Mr. Gursahaney
October 1, 2006 through May 31, 2007	•	Corporate first half performance measures described above.	50%	See above	See above
	•	Operating Income before special items of Tyco Engineered Products and Services	25%	$918.8 million	$875.2 million
	•	FCF of Tyco Engineered Products and Services	25%	$715.7 million	$661.0 million
June 1, 2007 through September 28, 2007	•	Corporate second half performance measures described above.	50%	See above	See above
	•	Operating Income before special items of ADT Worldwide	25%	$1,065.4 million	$1,066.6 million
	•	FCF before special items of ADT Worldwide	25%	$1,126.4 million	$1,170.8 million

(1)
For compensation purposes, EPS, FCF, net income and operating income are adjusted to exclude the effects of events that the Compensation Committee deems do not reflect of the performance of the named executive officers. The categories of special items are identified at the time the performance measure is approved at the beginning of the fiscal year, and generally include charges and gains related to divestitures, restructurings (including the Separation), and other income or charges that may mask the underlying operating results and/or business trends of the Company or business segment, as applicable. To arrive at FCF, operating cash flow is adjusted by removing the effects of the sale of accounts receivable programs, cash paid for purchase accounting and holdback liabilities and voluntary pension contributions. For fiscal year 2007, the approved categories of adjustments at the corporate level included elimination of the effects of (i) business disposals, (ii) charges for the early extinguishment of debt, (iii) charges and income related to former management or shareholder litigation, (iv) certain income tax adjustments, (v) goodwill or other intangible asset impairments, (vi) new accounting pronouncements and the cumulative effect of change in accounting policy, (vii) restructuring and asset impairment charges and (viii) Separation-related expenses. Similar adjustments were authorized for the performance measures governing Mr. Gursahaney's bonus at the operating unit levels.

        The table below shows the 2007 target, maximum and actual bonus payments that each of our named executive officers received under the annual incentive plan for fiscal year 2007. These amounts are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

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Fiscal Year 2007 Performance Bonus Summary

Named Executive Officer (Current)	Maximum(1)	Target	Actual
Edward Breen	$3,656,250	$1,625,000	$3,250,000
Christopher Coughlin	$1,800,000	$800,000	$1,605,000
John Evard	$742,770	$330,120	$660,000
Carol Anthony Davidson	$725,625	$322,500	$645,000
Naren Gursahaney	$1,260,000	$560,000	$880,000

(1)
In November 2006, the Board approved maximum bonus payouts of 0.25% of net income before special items for Mr. Breen, subject to a cap of $5.0 million imposed by the 2004 SIP, and 0.12% for the other Senior Officers, subject to the same cap. At the same time, the Compensation Committee established a maximum payout of 200% of target, plus or minus 25% based on individual qualitative performance measures for purposes of the annual incentive plan.

        The Board approved performance bonus payouts for each of our current named executive officers in November 2007. The Board approved performance bonuses at 200% of target for each named executive officer other than Mr. Gursahaney, who received a bonus of 157% of target, based on (i) the achievement of the quantitative performance measures above the target levels in accordance with the pre-established formulas and (ii) the achievement of qualitative performance measures described below:

  •
  Mr. Breen's qualitative goals were set forth in Chief Executive Officer performance scorecards that the Board regularly reviews. Those goals included the successful completion of the Separation, plus objectives related to growth, operational excellence, management of our business portfolio, market position, talent and process upgrades, and promotion of our core values across the Company.

  •
  Performance bonuses for Messrs. Coughlin, Davidson and Evard reflected their significant positive contributions to managing our businesses and to successfully completing the Separation.

  •
  Mr. Gursahaney's performance bonus reflected the financial performance of the businesses he managed during fiscal year 2007 and his significant positive contributions to, and leadership in, our restructuring effort.

  Retention Bonuses in Connection with Separation

        In January 2006, the Board, upon the recommendation of the Compensation Committee, approved a retention plan for employees in key functional positions who were deemed to be a retention risk and essential to the Separation. The retention plan provided for cash payments of up to 200% of base salary, with an adjustment of plus or minus 25% based on individual performance. Under the retention plan, Mr. Evard and Mr. Davidson received bonuses, as reflected in the "Bonus" column of the Summary Compensation Table. Mr. Evard received the bonus in recognition of the complexity of the tax-planning involved in the Separation and the continued importance of tax planning following the Separation; Mr. Davidson received the bonus because he was essential to the Separation and the regulatory process necessary to successfully complete it. One-half of the retention payments were paid shortly after the Separation was completed. The remaining one-half of the retention payments will be paid in January 2008, provided Mr. Evard and Mr. Davidson continue to be employed by Tyco on the payment date. In setting these bonuses, the Compensation Committee reviewed the experience of other companies making similar payments and set them at a level it believed was appropriate given the key roles that Messrs. Evard and Davidson played in the Separation.

Long-Term Incentive Awards

        The Company grants long-term equity incentive awards ("LTI compensation") to Senior Officers as part of its overall executive compensation strategy. These awards offer competitive compensation to encourage the retention and motivation of key executives. The Company grants LTI compensation to its

34            2008 Proxy Statement

employees, including the named executive officers, under the 2004 SIP. In general, and in contrast with pre-2002 practices where stock options and restricted stock were primarily utilized, the Company's long-term incentive practices include stock options, RSUs and performance shares. For a description of the material terms of stock options, RSUs and performance shares granted under the 2004 SIP, see the narrative following the Grants of Plan-Based Awards Table.

        The Company's practice is to grant LTI compensation to employees once per year on a Board meeting date in the first quarter of the fiscal year. However, special circumstances such as new hires and retention situations will typically warrant off-cycle grants. In general, the factors used to determine the number of shares subject to LTI compensation grants in any year include (i) target grant ranges based on market data and recommended by the Compensation Committee's consultant, (ii) the mix of options and full-value shares anticipated to be granted, (iii) the Company's stock price, (iv) the anticipated equity-related expense that the Company will record, (v) total annual share utilization and dilution, and (vi) the Company's desire to manage dilution levels conservatively. LTI compensation awards for fiscal 2007 were granted in November 2006. To enhance executive ownership in our new Company post Separation, the fiscal year 2008 award that would have been granted in November 2007 was accelerated to July 2007. Each year, the Compensation Committee approves a pool of shares for equity awards during the coming year.

  Separation-Related Adjustments to Outstanding Equity Awards

        As discussed above, Tyco split into three separate publicly traded companies on June 29, 2007. As a result of the Separation, outstanding equity awards held by employees of Tyco were adjusted to reflect both the one-for-four reverse stock split and the dividend of Tyco Electronics and Covidien shares. The table below describes the adjustments (as approved by the Board in March 2007 and reflected in the Separation and Distribution Agreement) made to the outstanding equity awards upon the completion of the Separation. Throughout this proxy statement, and particularly in the tables following this Compensation Discussion and Analysis, amounts in regard to outstanding equity awards are presented on a post-Separation basis. The Compensation Committee structured the conversion methodology described above to ensure that continuing Tyco corporate employees had appropriate incentives to prepare Covidien and Tyco Electronics to be independent, particularly with respect to staffing and financial matters.

2008 Proxy Statement            35

Summary of Tyco Equity Conversion Methodology for Continuing Employees

Type of Equity Award	Post-Separation Continuing Corporate Employees	Post-Separation Continuing Employees in Non-Corporate Roles
Stock Options granted prior to September 29, 2006	For every one Tyco pre-Separation option, optionholders received:	For every one Tyco pre-Separation option, optionholders received approximately 0.63 new Tyco options.
	• Approximately 0.25 new Tyco options;	Exercise prices were increased by a factor of approximately 1.59 to
	• Approximately 0.25 Covidien options; and	maintain the intrinsic value of the pre-Separation options. The original vesting schedules did not change.
• Approximately 0.25 Tyco Electronics options.

Exercise prices were adjusted to maintain the aggregate intrinsic value (meaning the spread between the market value of the Tyco shares and the option exercise price) of the pre-Separation options. The original vesting schedules for the Tyco options did not change.
Stock Options granted after September 29, 2006
	For every one Tyco pre-Separation option, optionholders received approximately 0.63 new Tyco options. Exercise prices were increased by a factor of approximately 1.59 to maintain the intrinsic value of the pre-Separation options. The original vesting schedules did not change.	Same treatment as for continuing corporate employees of Tyco.
Restricted Stock and RSUs granted prior to September 29, 2006	Converted into the same type of awards in post-Separation Tyco, Covidien and Tyco Electronics. For every one restricted share or RSU, award holders received:	Same treatment as for continuing corporate employees of Tyco.
• 0.25 shares or units in Tyco;
• 0.25 shares or units in Covidien; and
• 0.25 shares or units in Tyco Electronics.
One-half of the Covidien and Tyco Electronics shares or RSUs vested on July 2, 2007, and the second half will vest on the earlier of the original vesting date or January 2, 2008.
The original vesting schedules of the Tyco shares or RSU did not change.
RSUs granted after September 29, 2006	For every one pre-Separation RSU award, unit holders received approximately 0.63 new Tyco RSUs. The original vesting schedules did not change.	Same treatment as for continuing corporate employees of Tyco.

36            2008 Proxy Statement

Performance Shares granted prior to September 29, 2006 (See "Conversion of 2006 Performance Shares" for more details)	Converted into time-based RSUs in post-Separation Tyco, Covidien and Tyco Electronics. For every one pre-Separation performance share, award holders received:		Converted into time-based RSUs in post-Separation Tyco. For every one pre-Separation performance share, award holders received approximately 0.63 new Tyco RSUs. The original
	•	0.25 new Tyco RSUs;	vesting date of September 30, 2008 did not change.
	•	0.25 Covidien RSUs; and
	•	0.25 Tyco Electronics RSUs.
All awards vest on September 30, 2008, which is the original vesting date of the original award.
Deferred Stock Unit Awards ("DSUs")
	All DSUs were converted into post-Separation Tyco DSUs so that the value of the awards was maintained at the time of Separation. For every one pre-Separation DSU, our executives and Directors received approximately 0.63 DSUs in new Tyco.		Not applicable.

  Conversion of 2006 Performance Shares

        Tyco uses performance shares as a form of long-term compensation. Performance shares were first granted in November 2005 and were designed to encourage both sustained increases in organic growth and profitable investment of capital over a three year period. As a result, the performance measures that governed the payouts of the performance shares were (i) increases in organic revenue and (ii) increases in return on invested capital ("ROIC"). Both performance measures covered the period from October 1, 2005 through September 30, 2008, and both were based on Tyco's consolidated results for all of its pre-Separation businesses, including healthcare and electronics. However, as a result of the planned Separation, management and the Compensation Committee concluded that these performance measures were no longer appropriate and were impractical to administer, and in July 2006 the Compensation Committee approved the conversion of all outstanding performance shares into time-based RSUs. The conversion of the RSUs was contingent upon the successful completion of the Separation. The number of RSUs that each performance share converted into was based on Tyco's actual organic revenue growth and ROIC for fiscal year 2006, and the assumption that the performance goals would be met at the target level for fiscal years 2007 and 2008. The table below sets forth the performance share payout levels for fiscal year 2006.

Fiscal Year 2006 Performance Share Goals and Award Payout Levels

Performance Measures	Weight	Target Performance Level	Actual Performance Level	Threshold Award Payout Level	Target Award Payout Level	Maximum Award Payout Level
Organic Revenue Growth(1)	25%	4.49%	5.4%	50% of Target	100% of Target	200% of Target
ROIC(1)	75%	10.30%	10.51%	50% of Target	100% of Target	200% of Target

(1)
The Compensation Committee approved the target organic revenue growth rate as 35% above the United States' Gross Domestic Product growth rate over the same period, which equated to approximately 4.5% organic revenue growth for fiscal 2006. The fiscal year 2006 ROIC target performance level was based on Tyco's long-term strategic plan for the corresponding performance period.

        Based on the methodology described in the preceding paragraph and the accompanying table, the Compensation Committee approved the conversion of the performance shares at 120% of the target award level at the completion of the Separation. All of the performance shares that converted into post-Separation Tyco RSUs (or Tyco RSUs, Covidien RSUs and Tyco Electronics RSUs, in the case of

2008 Proxy Statement            37

corporate employees) will vest on September 30, 2008. If an employee voluntarily leaves Tyco prior to September 30, 2008, the RSUs will be forfeited. Employees may be eligible for full or partial vesting of their RSUs for involuntary termination or for retirement depending on the terms and conditions of the award agreement and if they are eligible for severance under a severance plan.

  Fiscal 2007 and Accelerated Fiscal 2008 Equity Awards

        In addition to the conversion of the performance shares, we granted two long-term incentive awards during fiscal 2007. The annual fiscal year 2007 equity award was granted on November 21, 2006. The accelerated fiscal year 2008 equity award was granted on the first trading day after the Separation. LTI compensation for fiscal 2008 was accelerated into the 2007 fiscal year to retain and motivate employees on a post-Separation basis by aligning their LTI compensation with post-Separation metrics and goals. Details of these awards are summarized below.

  Fiscal Year 2007 Equity Awards

        The annual LTI grants for fiscal 2007 took the form of stock options and RSUs. The grant structure approved by the Compensation Committee in July 2006 was a mix of 50% options and 50% RSUs. This structure was intended to both enhance employee retention in light of the pending Separation and minimize share dilution. Performance shares were not used because the Separation made it impractical to set multi-year goals. The total number of shares available for LTI compensation grants was capped at 0.9% of shares outstanding on July 12, 2006. In developing target LTI compensation awards for the named executive officers, the Compensation Committee evaluated the equity grant practices of our peer group at that time (the pre-Separation peer group). The Compensation Committee also evaluated internally developed grant ranges prepared by our human resources department; the performance of the named executive officers during the prior fiscal year; the amount of equity held by named executive officers; and retention considerations. Using data provided by consulting firm Watson Wyatt and market data collected from third-party surveys, the Compensation Committee developed target award value ranges for each of the Career Bands eligible for equity awards.

  Accelerated Fiscal Year 2008 Equity Awards

        As described above, the Company moved the grant date for fiscal 2008 LTI compensation awards from the first quarter of fiscal 2008 to July 2, 2007. Like the fiscal 2007 grant, the fiscal 2008 award included stock options and RSUs. But unlike the 2007 grant, the accelerated 2008 award included performance shares in the mix.

        The Compensation Committee decided that one-third of the value of the target award for each named executive officer would be delivered in stock options, one-third in RSUs and one-third in performance shares. The Compensation Committee believed that by equally weighting each type of equity award, it would effectively retain, motivate and incentivize employees on a post-Separation basis. The Compensation Committee approved the accelerated equity award strategy in May 2007, contingent on the completion of the Separation.

        Target values for all employees who received accelerated 2008 grants, including our named executive officers, ranged from one to two times the values of the fiscal 2007 awards. Mr. Breen's target award value was 1.2 times the value of his fiscal 2007 award, and the award value for our other Senior Officers was, on average, 1.36 times that of their fiscal year 2007 award. In determining the target award value for Mr. Breen, the Compensation Committee considered the target award ranges recommended by its independent consultant; it also considered Mr. Breen's performance in 2007, his contributions to the Separation and his post-Separation equity holdings in Tyco. Target award values for our other Senior Officers were based on similar considerations, plus the Chief Executive Officer's recommendations for awards to his direct reports.

38            2008 Proxy Statement

        For performance shares granted in connection with the accelerated 2008 equity grant, the relevant metric is Tyco's three-year total shareholder return between July 2, 2007 and June 30, 2010, compared to the total shareholder return of all the companies in the S&P 500 Industrials group at the end of the performance period, as set forth in the table below. The total shareholder return measure is based on the average of the closing stock price for the first and last twenty trading days of the performance period and a total return factor to reflect the reinvestment of dividends during this period. However, if Tyco's total shareholder return is negative at the end of the performance period, the maximum payout is capped at 125% of target.

Fiscal Year 2008 Performance Share Plan Payout Schedule(1)

Tyco Total Shareholder Return Compared to S&P 500 Industrials Total Shareholder Return	Percentage of Target Award Earned
Greater than or equal to 75th Percentile (Maximum)	Lesser of 200% of Target Award or $15 million
50th Percentile (Target Performance)	100% of the Target Award
35th Percentile (Threshold)	40% of the Target Award
Below 35th Percentile (Below Threshold)	0% of the Target Award

(1)
Threshold, target and maximum award amounts for the named executive officers are included in the Grants of Plan Based Awards Table.

        The Compensation Committee also considered other performance measures and the broader S&P 500 Index (as an alternative to the industrials group) for purposes of the performance share plan. Working with its consultant, the Compensation Committee chose the total shareholder return metric because it considered it a critical performance indicator, could easily be implemented starting with the first trading day after the Separation, and did not require the establishment of financial goals that were indeterminable in the months prior to the Separation. The Compensation Committee chose to compare our performance with the performance of the S&P 500 Industrials companies because this group represented an established index that investors were likely to rank our performance against and was of sufficient size to provide for robust performance comparisons.

Executive Benefit Plans and Other Elements of Compensation

        All of our named executive officers are eligible to participate in benefit plans that are available to substantially all of our other U.S. employees. These benefit programs include Tyco's tax-qualified 401(k) Retirement Savings and Investment Plans ("RSIPs") and its medical insurance, dental insurance, life insurance, long-term disability and long-term care plans. The retirement programs at Tyco do not include active defined benefit plans for our named executive officers or for other U.S. executives, except that Mr. Breen is entitled to pension benefits under his employment agreement. Besides the plans that are available to substantially all of its U.S. employees, Tyco offers additional benefits to its executive officers. We believe these additional benefits are competitive and consistent with our overall compensation philosophy. They are designed to ensure that we can effectively retain our executive officers and compete for new talent while constraining costs and administrative burdens. These additional benefits primarily consist of:

  •
  Tyco's Supplemental Savings and Retirement Plan (the "SSRP");

  •
  supplemental insurances benefits (executive life, disability and long-term care);

  •
  the cash perquisite allowance program; and

  •
  the use of the corporate aircraft.

2008 Proxy Statement            39

  Tyco Supplemental Savings and Retirement Plan

        This plan allows for deferral of base salary and bonus. All executives earning more than $100,000 per year are eligible to participate in the SSRP. The SSRP provides our executives with the opportunity to:

  •
  contribute retirement savings in addition to amounts permitted under the RSIPs;

  •
  defer compensation on a tax-deferred basis and receive tax-deferred earnings growth; and

  •
  receive any Company contributions that were reduced under the RSIP due to IRS and plan limits.

  Other Supplemental Insurance Benefits

        These programs provide life insurance, long-term disability insurance and long-term care insurance for our Senior Officers. Our executive life insurance program typically provides a death benefit equal to approximately two times base salary and allows the Senior Officer to elect to pay additional premiums into the plan. Our executive disability insurance program ensures salary continuation above the $15,000 monthly disability benefit provided by our broad-based plan if the Senior Officer becomes disabled. Tyco also provides long-term care insurance to its Senior Officers and their spouses in the event of chronic illness or disability. Under the program, Tyco pays the premium of the insurance for 10 years, after which it is fully paid. If the executive leaves prior to the end of the 10 year payment period, he or she has the option to continue making payments under the policy.

        In connection with these supplemental programs, Tyco also provides tax gross-ups on the imputed income of our Senior Officers attributable to these plans. In addition, our Senior Officers can elect to continue to receive supplemental insurance benefits at their expense when they leave the Company. In limited instances, Tyco is responsible for paying the Company's cost of the supplemental insurances for Mr. Breen in connection with his termination, as set forth by his employment agreement.

  Cash Perquisite Allowance Plan

        Our cash perquisite allowance plan, implemented in 2003, replaced our prior executive perquisites programs. Those programs had provided a number of benefits to our executives (including company cars, club dues and tax preparation services) that were costly and administratively burdensome. The current plan provides our Senior Officers with a cash payment equal to 10% of their annual base salary, up to a maximum annual benefit of $70,000. Senior Officers receive their cash perquisite allowance in four quarterly installments. We do not restrict the types of expenses to which the allowance can be applied.

  Use of Corporate Aircraft

        Mr. Breen and the other Senior Officers are permitted to use corporate aircraft or chartered aircraft for business travel. Mr. Breen is the only executive currently pre-approved to use Company aircraft for non-business purposes, although other named executive officers may do so in exceptional circumstances if expressly approved by the Board or Mr. Breen.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code imposes a limit of $1 million on the amount of compensation that can be deducted by Tyco with respect to the named executive officers (other than Mr. Coughlin, our chief financial officer). This limitation does not apply to compensation that qualifies as "performance-based" under federal tax law. It is our policy to structure compensation arrangements with our executive officers to qualify as performance-based so that compensation payments are deductible under federal tax law, unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives, such as the recruitment and retention of key employees. Non-deductible forms of compensation include payments in connection with the recruitment and retention of key employees, discretionary bonus payments and grants of RSUs. In addition, stock options granted to Mr. Breen when he was hired in July 2002 may not qualify for deduction under Section 162(m). Immediately following the Separation, Mr. Breen held approximately 1.8 million of these post-Separation options to purchase common stock of each of Tyco, Covidien and Tyco Electronics.

40            2008 Proxy Statement

Change in Control and Severance Benefits

        We view severance benefits as very useful tools that help the Company retain key executives. We believe that our severance arrangements are competitive with similar arrangements provided to executive officers at other large publicly traded U.S. companies. Mr. Breen's employment agreement provides for benefits if he is terminated in connection with a change in control or under other specified circumstances. For our other named executive officers, the Tyco International (US) Inc. Severance Plan for U.S. Officers and Executives (the "Severance Plan") and the Tyco International (US) Inc. Change-in-Control Severance Plan for Certain U.S. Officers and Executives (the "CIC Severance Plan") generally govern the benefits that accrue upon termination. As described below, a "double trigger" is required under the CIC Severance Plan before benefits become available to the executives covered by that plan. Because Mr. Breen is the only current named executive officer whose benefits are governed by his employment agreement, which was originally entered into in 2002 when the Company's prospects were uncertain, the value of the payments and the circumstances under which they are made differ from those applicable to our other named executive officers. The key terms and provisions of our severance plans are summarized in the following table. In addition, refer to the Potential Payments Upon Termination and Change in Control Table for the estimated dollar value of the benefits described below for our current named executive officers.

Severance Arrangements Without a Change in Control

Description	Chief Executive Officer	Other Named Executive Officers
Governing document:	Employment Contract.	The Severance Plan.
For equity awards, individual award agreements.
Termination events triggering severance cash benefits and benefits continuation:	• Involuntary termination without Cause. • Termination by Mr. Breen for Good Reason.	Involuntary termination without Cause.
Severance cash benefit:	Three times base salary and three times higher of target annual bonus or most recent annual bonus payment.	Two times base salary and two times target annual bonus.
Executive must sign release to receive severance benefits:	Yes.	Yes.
Health and welfare benefits continuation:	Three years from date of termination if practicable under the plan. If not, an equivalent cash payment is made, with a tax gross-up on such amount.	Two years from date of termination for health and dental benefits only, if practicable under the plan. If not, an equivalent cash payment is made.
Pension benefits consisting of accrued amounts in supplemental retirement plans:	Voluntary termination by Mr. Breen without Good Reason or termination by the Company with Cause prior to age 60—vested pension benefits are subject to a reduction.	N/A
If Mr. Breen terminates with Good Reason or is terminated by the Company without Cause and elects to commence payments prior to age 60, pension benefits are paid subject to a reduction.
Prorated bonus in year of termination:	Yes.	At the Company's discretion and per the terms of the applicable incentive plan.

2008 Proxy Statement            41

Equity treatment:
Upon an involuntary termination without Cause, termination for Good Reason or upon death or disability:
•    All awards vest in full.
• Options remain exercisable for the remainder of their term. Upon death or disability, options remain exercisable until the earlier of the original expiration date of the option and the third anniversary of termination.
Substantially all of the individual award agreements are consistent with the terms and conditions of the Severance Plan, which provides that, upon an involuntary termination without Cause:
•    Outstanding stock options continue to vest for 12 months.
•    The executive has 12 months to exercise vested stock options, subject to the original term.
• All unvested restricted stock and RSUs are forfeited.
Each individual award specifies treatment of equity upon death or disability.
Outplacement assistance:	No.	At Company's discretion for up to 12 months.
Restrictive covenants:
•    Prohibited from soliciting customers and employees of Tyco for one year from the date of termination.
•    Prohibited from competing with Tyco for one year from the date of termination.
• Subject to confidentiality and non-disparagement covenants.
•    Prohibited from soliciting customers and employees of Tyco for two years from the date of termination.
•    Prohibited from competing with Tyco for one year from the date of termination.
• Subject to confidentiality and non-disparagement covenants.

        Mr. Breen's employment agreement generally defines "Cause" as:

  •
  Indictment for a felony other than one based on liability that is based on acts of the Company for which Mr. Breen is responsible solely as a result of his office(s) with the Company; provided that (A) he was not directly involved in such acts and either had no prior knowledge of such intended actions or, upon obtaining such knowledge, promptly acted reasonably and in good faith to attempt to prevent the acts causing such liability or (B) after consulting with the Company's counsel, he reasonably believed that no law was being violated by such acts, or

  •
  Termination evidenced by a resolution adopted in good faith by at least two-thirds of the members of the Board concluding that Mr. Breen:

  •
  intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from his incapacity due to physical or mental illness or from the assignment to Mr. Breen of duties that would constitute "Good Reason"), which failure has continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a duly authorized member of the Board, has been delivered to Executive specifying the manner in which Executive has failed substantially to perform, or

  •
  intentionally engaged in conduct which is demonstrably and materially injurious to the Company; provided, however, Mr. Breen has been given a detailed notice of the termination under this paragraph and he has been given the opportunity to be heard in person by the Board.

        Mr. Breen's employment agreement generally defines "Good Reason" as any of the following events:

  •
  assignment to Mr. Breen of any duties inconsistent in any material respect with his position (including titles and reporting relationships), authority, duties or responsibilities as contemplated

42            2008 Proxy Statement

    by the employment agreement, or any other action by the Company which results in a significant diminution in such position, authority, duties or responsibilities;

  •
  any failure by the Company to comply with any of the material provisions regarding Mr. Breen's base salary, bonus, annual equity incentive, benefits and perquisites, retirement benefit, relocation, and other benefits and amounts payable to Mr. Breen under the agreement;

  •
  Mr. Breen being required to relocate to a principal place of employment more than 60 miles from his principal place of employment with the Company once it is established;

  •
  the delivery by the Company of a notice of non-renewal of his employment at the end of any term thereof;

  •
  the failure by the Company to elect or to reelect Mr. Breen as a Director and as Chairman of the Board, or the removal of Mr. Breen from either such position;

  •
  any breach of the Company's representations set forth in the agreement which has a material adverse impact on the Company; or

  •
  any termination by Mr. Breen during the 30-day period immediately following the first anniversary of the date of any change-in-control.

        The Severance Plan generally defines "Cause" as an executive's (i) substantial failure or refusal to perform duties and responsibilities of his or her job as required by the Company, (ii) violation of any fiduciary duty owed to the Company, (iii) conviction of a felony or misdemeanor, (iv) dishonesty, (v) theft, (vi) violation of Company rules or policy, or (vii) other egregious conduct, that has or could have a serious and detrimental impact on the Company and its employees. The administrator of the Severance Plan, in its sole and absolute discretion, determines whether Cause exists.

Severance Arrangements Upon a Change-in-Control

Description	Chief Executive Officer	Named Executive Officers
Governing document:	Employment Agreement.	CIC Severance Plan.
For equity awards, individual award agreements.
Termination events triggering severance cash benefits and benefits continuation (requires a change-in-control and termination for benefit):
•    Involuntary termination without Cause.
	• A Change-in-Control is treated as a termination for Good Reason at Mr. Breen's election within the 30-day period following the first anniversary of the change-in-control.	• Involuntary termination without Cause. • Good Reason Resignation.
Severance cash benefit:	Three times base salary and 3 times higher of target annual bonus or most recent annual bonus payment.	Two times base salary and two times annual target bonus for Mr. Gursahaney; and 2.99 times base salary and 2.99 times annual target bonus for the other named executive officers.
Executive must sign release to receive severance benefits:	Yes.	Yes.
Health and welfare benefits continuation:	Three years from date of termination, if practicable under the plan. If not, an equivalent cash payment is made instead, with a tax gross-up on such amount.
For Mr. Gursahaney, 24 months in medical and dental. For each of the other named executive officers, the benefit period is 36 months. The Company may elect to pay the participant in cash in lieu of such coverage.

2008 Proxy Statement            43

Pension benefits:	Fully vested upon a change-in-control and immediately payable. No reduction for early commencement.	N/A
Pro-rated bonus in year of termination:	Yes.	Yes.
Equity treatment:	• All awards vest in full. • Options remain exercisable for the remainder of their term.
Substantially all of the individual equity awards for our named executive officers provide that, upon a change in control:
•    All options, restricted stock and RSUs vest in full.
•    All performance-based shares vest at the discretion of the plan administrator.
• Options remain exercisable until the earlier of (i) the expiration of the remainder of their term and (ii) up to three years following the executive's termination date.
Excise tax gross-up payment:	Yes.	No.
IRC Section 280G Cap on Benefits:	No.
Yes—If the after-tax economic value of capping the benefit at 2.99 times the "base amount" exceeds the after-tax economic value of the uncapped benefit, the benefit is capped at 2.99 times. Otherwise, the benefit is uncapped.
Outplacement assistance:	No.	Yes.
Restrictive covenants:	• Prohibited from soliciting customers and employees and competing with Tyco for 1 year from the date of termination. • Subject to confidentiality and non-disparagement covenants.	• Subject to confidentiality and non-disparagement covenants.

        Under Mr. Breen's employment agreement, a change-in-control is treated as a termination for "Good Reason" if Mr. Breen chooses to terminate his employment within the 30-day period commencing on the first anniversary of the change-in-control.

        The CIC Severance Plan generally defines "Cause" as (i) a material violation of any fiduciary duty owed to the Company, (ii) conviction of, or entry of a plea of nolo contendere with respect to, a felony or misdemeanor, (iii) dishonesty, (iv) theft, or (v) other egregious conduct, that is likely to have a materially detrimental impact on the Company and its employees. Whether an executive's termination is as a result of "Cause" under the CIC Severance Plan is determined in the discretion of the administrator of the CIC Severance Plan.

        The CIC Severance Plan generally defines "Good Reason Resignation" as any retirement or termination of employment by an executive that is not initiated by the Company and that is caused by any one or more of the following events that occurs during the period beginning 60 days prior to the date of a change in control and ending two years after the date of such change in control:

  •
  without the executive's written consent, the Company (i) assigns the executive any duties inconsistent in any material respect with his or her position as in effect immediately prior to the change in control, (ii) makes any material adverse change in the executive's position (including titles and reporting relationships and level), authority, duties or responsibilities, or (iii) takes any other action that, in the reasonable judgment of the executive, would cause him or her to violate

44            2008 Proxy Statement

    his or her ethical or professional obligations, or which results in a significant diminution in such position, authority, duties or responsibilities;

  •
  without the executive's written consent, the executive's being required to relocate to a principal place of employment more than 60 miles from his or her existing principal place of employment;

  •
  without the executive's written consent, the Company reduces the executive's base salary or annual bonus, or reduces the executive's retirement, welfare, stock incentive, perquisite and other benefits, taken as a whole; or

  •
  the Company fails to obtain a satisfactory agreement from any successor to assume and agree to perform the Company's obligations to the executive under the CIC Severance Plan.

        If an executive remains employed for more than 180 days following the occurrence of any event set forth above, any subsequent retirement or termination of employment by the executive that is not initiated by the Company will not constitute a "Good Reason Resignation." Whether an executive's termination is as a result of a "Good Reason Resignation" is determined in the discretion of the administrator of the CIC Severance Plan.

Severance Arrangements with Mr. Lytton and Mr. Robinson

        On July 6, 2007, Mr. Lytton, formerly an Executive Vice President and General Counsel, terminated his employment with the Company for "good reason" under his employment agreement as a result of the Separation. Pursuant to his employment agreement, Mr. Lytton received severance benefits. Mr. Robinson, formerly the President of our Fire and Security segment, left the Company in connection with the Separation due to the elimination of his position. Mr. Robinson received severance benefits under the Severance Plan and from a special severance program put in place to address force reductions resulting from the Separation and our restructuring activities. Both Mr. Lytton's and Mr. Robinson's severance benefits are described in detail in the Summary Compensation Table and the other tables in the Executive Compensation Tables that follow this Compensation Discussion and Analysis.

Pay Recoupment Policy

        Tyco has a successful track record in recouping pay we consider wrongfully earned by executives. To demonstrate our full commitment to shareholders on this issue, the Board approved a Pay Recoupment Policy for Tyco in September 2007. The policy provides that:

        In addition to any other remedies available to the Company and subject to the applicable law, if the Board or any Compensation Committee of the Board determines that any Annual Incentive Plan ("AIP") payment, incentive payment, equity award or other compensation received by a Senior Officer resulted from any financial result or operating metric that was impacted by the Senior Officer's fraudulent or illegal conduct, the Board or a Board Compensation Committee may recover from the Senior Officer that compensation it considers appropriate under the circumstances. The Board has the sole discretion to make any and all determinations under this policy.

Stock Ownership Guidelines

        In 2003, the Board established stock ownership and share retention guidelines for all Senior Officers. The Board believes that executives who own a significant amount of Company stock are aligned with long-term shareholder interests. Currently, 10 Senior Officers, including our five current named executive officers, are covered by the stock ownership and retention guidelines. The Compensation Committee reviews our Senior Officers' compliance with our stock ownership guidelines throughout the year.

2008 Proxy Statement            45

        The stock ownership requirement for our Senior Officers ranges from two times base salary for our corporate Senior Vice Presidents to ten times base salary for our Chief Executive Officer. Tyco shares that count towards meeting the stock ownership requirement include restricted stock, RSUs, deferred stock units, performance shares, shares acquired through our 401(k) plan or the Employee Stock Purchase Program, and shares otherwise owned by the executive. We do not require that the stock ownership guidelines be attained within a certain period of time. Instead, the Compensation Committee reviews executive stock ownership throughout the year to ensure that our Senior Officers are making progress towards meeting their goals or maintaining their requisite ownership. During the 2006 fiscal year, the Compensation Committee reviewed the Stock Ownership and Retention Guidelines (the "Guidelines") and determined that ownership levels were appropriate, even though they were significantly higher for certain positions than the levels prevailing at peer companies.

        Tyco's stock retention Guidelines require that our Senior officers retain a specified percentage of net (after-tax) shares acquired from the exercise of stock options or the vesting of restricted shares. Specifically, our Senior Officers must retain 75% of all net shares until they attain their target stock ownership goal. Once that goal is attained, they must retain at least 25% of all net shares received upon exercise or vesting for a minimum period of three years. Senior Officers who are 62 or older may dispose of 50% of their accumulated holdings.

        Prior to the Separation, all of the named executive officers attained or exceeded their target stock ownership requirement. In connection with the Separation, restricted shares, performance shares and stock options granted prior to the start of fiscal year 2007 owned by certain Tyco employees were converted into shares of Covidien and Tyco Electronics. Tyco recertified stock ownership for our named executive officers using their post-conversion share balances and Tyco's average stock price for the 60 days following the measurement date, which covered the period from July 2, 2007 to August 31, 2007. For purposes of this analysis, the certification date was August 31, 2007. Following Separation, we determined that all of the named executive officers remained in compliance with the stock ownership guidelines. The following table shows the target stock ownership Guideline, each named executive officer's shares counted towards the target, and the difference in each named executive officer's shares and their corresponding stock ownership target.

Stock Ownership Guidelines for Named Executive Officers

Named Executive Officer	Ownership Target as a Multiple of Base Salary	Ownership Target in Shares	Shares Counting Towards Target	Shares Owned in Excess of Target
Mr. Breen	10	330,891	1,354,354	1,023,463
Mr. Coughlin	6	95,450	207,529	112,079
Mr. Evard	2	18,673	53,645	34,972
Mr. Davidson	2	17,563	56,188	38,625
Mr. Gursahaney	5	53,028	91,403	38,375

Compensation and Human Resources Committee Report on Executive Compensation

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and this Proxy Statement.

Submitted by the Compensation and Human Resources Committee:

Rajiv L. Gupta, Chair
Dennis C. Blair
Brian Duperreault

46            2008 Proxy Statement

Executive Compensation Tables

Summary Compensation Table

        The following table sets forth information regarding compensation for our "named executive officers", who are Mr. Edward D. Breen, our Chairman and Chief Executive Officer; Mr. Christopher Coughlin, our Chief Financial Officer; the three of our most highly compensated executive officers that were employed by us at the end of fiscal year 2007; and William B. Lytton and David E. Robinson, two executive officers who were employed by us during fiscal year 2007, but were not employed by us at the end of the fiscal year. Salary and bonus include amounts that may be deferred at the officer's election.

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)	Stock/Unit Awards ($)(3) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Earnings ($)(5) (h)	All Other Compensation ($)(6) (i)	Total ($) (j)
Current Officers
Edward D. Breen Chairman and Chief Executive Officer	2007	$1,625,000	$—	$10,505,034	$7,186,796	$3,250,000	$1,263,270	$901,411	$24,731,511
Christopher J. Coughlin Executive Vice President and Chief Financial Officer	2007	$766,667	$—	$3,805,034	$2,956,702	$1,605,000	$—	$229,753	$9,363,156
John Evard Senior Vice President—Tax	2007	$440,160	$420,000	$964,359	$1,035,422	$660,000	$—	$166,148	$3,686,089
Carol Anthony Davidson Senior Vice President, Controller	2007	$426,000	$414,000	$885,206	$1,086,164	$645,000	$—	$166,711	$3,623,081
Naren Gursahaney President, ADT Worldwide	2007	$520,000	$—	$962,577	$877,226	$880,000	$—	$175,362	$3,415,165
Former Officers
William B. Lytton Executive Vice President and Special Advisor to the CEO	2007	$585,997	$—	$1,683,919	$2,424,427	$—	$3,191,000	$6,755,236	$14,640,579
David E. Robinson President, Tyco Fire and Security	2007	$588,040	$—	$2,593,818	$4,350,340	$—	$—	$3,946,979	$11,479,177

(1)
Salary:    Salaries for Messrs. Lytton and Robinson reflect amounts paid through their respective termination dates.

(2)
Bonus:    Amounts in column (d) reflect retention payments made to Messrs. Evard and Davidson (as discussed in the Compensation Discussion and Analysis) for their roles in the execution of the transactions necessary to complete the Separation.

(3)
Stock/Unit Awards and Option Awards:    The amounts in columns (e) and (f) reflect accounting expense recognized in fiscal year 2007 for all outstanding equity-based compensation in the form of stock options, RSUs, DSUs and performance-based shares. The amounts reported in columns (e) and (f) for each officer were recognized in accordance with the rules of Statement of Financial Accounting Standard Number 123 as Revised ("FAS 123R"), which generally requires recognition of the fair value of equity-based compensation over the applicable vesting period for the award. Assumptions used in the calculation of these compensation costs are included in Note 19 to the Company's audited consolidated financial statements included in the Company's Form 10-K for the fiscal year ended September 28, 2007. However, the table above does not reflect equity compensation expense net of a forfeiture assumption. A description of the material terms of each type of award appears in the narrative following the Grants of Plan-Based Awards Table.

2008 Proxy Statement            47

(4)
Non-Equity Incentive Plan Compensation:    The amount reported in column (g) for each officer reflects annual cash incentive compensation for fiscal year 2007, which was based on Company and individual performance in fiscal year 2007 and paid in the first quarter of fiscal year 2008. Annual incentive compensation is discussed in further detail in the Compensation Discussion and Analysis under the heading Elements of Compensation—Annual Incentive Compensation.

(5)
Change in Pension Value and Nonqualified Deferred Compensation:    The amount reported in column (h) for Messrs. Breen and Lytton reflects the aggregate increase in the actuarial present value of their respective accumulated benefits under all pension plans during the year, determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements. The amounts in column (h) include those which the officer may not currently be entitled to receive because such amounts are not vested. Information regarding these plans is set forth in further detail under the Pension Benefits Table.

(6)
All Other Compensation:    The amount reported in column (i) for each named executive officer represents: cash perquisites; premiums paid by the Company for insurance for the benefit of the named executive officer and, in some cases, the named executive officer's spouse; costs related to personal use of Company aircraft; tax gross-up payments; Company contributions to 401(k) plans and similar plans of the Company and its subsidiaries that are non-qualified; and other miscellaneous benefits. The following table sets forth information regarding the perquisites and other personal benefits provided by the Company to the named executive officers for 2007.

All Other Compensation Table

		Supplemental Executive Insurance Benefits(b)
Named Executive	Cash Perquisite(a)	Variable Universal Life	Individual Supple- mental Disability	Group Supple- mental Disability	Long- Term Care	Personal Use of Company Aircraft(c)	Tax Gross-Up(d)	Severance Benefits(e)	Retirement Plan Contribu- tions(f)	Miscellaneous(g)	Total All Other Compensa- tion
Current Officers
Edward D. Breen	$70,000	$50,405	$32,415	$2,410	$15,428	$239,324	$330,200	—	$155,729	$5,500	$901,411
Christopher J. Coughlin	$70,000	$28,262	$15,580	$2,410	$21,210	$—	—	—	$82,291	$10,000	$229,753
John Evard	$44,016	$20,798	$15,229	$2,410	$18,343	—	$23,692	—	$36,398	$5,262	$166,148
Carol Anthony Davidson	$42,600	$17,207	$18,527	$2,410	$21,568	—	$23,542	—	$33,752	$7,105	$166,711
Naren Gursahaney	$51,500	$10,109	$12,598	—	$19,274	—	$10,315	—	$65,606	$5,960	$175,362
Former Officers
William B. Lytton	$52,500	$32,279	$15,709	$2,410	$20,855	$23,184	$268,348	$6,287,034	$52,917	—	$6,755,236
David E. Robinson	$56,453	$13,557	$12,032	$2,410	$16,228	—	$143,228	$3,476,131	$63,473	$163,467	$3,946,979

(a)
Cash Perquisites reflect an annual cash perquisite payment equal to the lesser of (i) 10% of the executive's base salary or (ii) $70,000. Payments are made quarterly and are adjusted to reflect changes in salary. As a result, Mr. Gursahaney received less than 10% of his base salary at fiscal year end and Messrs. Lytton's and Robinson's payments were prorated to reflect their termination.

(b)
Supplemental Executive Insurance Benefits reflect premiums paid by the Company for insurance benefits for the executive and, in the case of long-term care, for spouses as well. These benefits are provided to certain Senior Officers of the Company upon the approval of the Compensation Committee.

(c)
For security purposes, the Chief Executive Officer is encouraged to use Company-owned aircraft for personal travel. Mr. Lytton was entitled to specified personal usage allotments pursuant to his employment agreement. Other named executive officers are permitted to use Company-owned aircraft in exceptional circumstances if expressly approved by the Board or Mr. Breen. For purposes of the Summary Compensation Table, the aggregate incremental pre-tax cost to the Company for personal use of Company aircraft is calculated using a method that takes into account the incremental cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other variable costs. Because our aircraft are used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as pilots' salaries, the acquisition costs of the Company-owned or leased aircraft, and the cost of maintenance not related to trips.

(d)
The amounts in this column for Messrs. Gursahaney, Evard and Davidson represent tax gross-up payments made with respect to taxable insurance benefits and relocation expenses. Amounts for Messrs. Robinson, Breen and Lytton include tax gross-up payments made with respect to taxable insurance benefits as well as the reimbursement of State taxes owed by them to New York or New Jersey for Tyco work performed in those States by Messrs. Breen and Lytton and Robinson. Generally, the Company pays the increased tax cost (including a gross-up) that each executive owes as a result of working in those States rather than their principal work location. Amounts related to State taxes for Messrs. Breen and Lytton are estimated amounts, pending receipt of the relevant personal State tax return information for calendar year 2007. These estimates are based primarily on compensation payable in fiscal year 2007 to Messrs. Breen and Lytton and the estimated amount of such compensation attributable to New York and New Jersey services, respectively, based on information previously provided to the Company by Messrs. Breen and Lytton. Amounts for Mr. Robinson also include an estimated gross-up related to relocation expenses.

(e)
The amounts in this column represent severance benefits paid to Messrs. Lytton and Robinson upon their separation from the Company in July and August, respectively. Mr. Lytton's severance benefit is based on the terms set forth in his employment agreement, and consisted of:

(i)
a severance cash payment equal to two years of his base salary and two times his target annual bonus, which totaled 2,800,000;

48            2008 Proxy Statement

  (ii)
  a prorated portion of his target annual bonus for fiscal 2007, or $1,070,137;

  (iii)
  two additional years of service for the purpose of estimating his supplemental retirement benefit, or $2,200,000; and

  (iv)
  continued health and insurance benefits (or cash equivalent) for three years following his date of termination, which calculated at the Company's cost is equal to $216,897.

Mr. Robinson's severance benefits were determined pursuant to the Tyco International (US) Inc. Executive Severance Plan and consisted of:

(i)
a severance cash payment equal to two years of his base salary and two times his target annual bonus, which totaled of 2,480,000;

(ii)
a prorated portion of his target annual bonus for fiscal 2007, or $967,006; and

(iii)
continued health and insurance benefits and outplacement services (or cash equivalent) for two years, which calculated at the Company's cost is equal to $29,125.

(f)
Retirement plan contributions include matching contributions made by the Company on behalf of the executive to the Company's tax-qualified 401(k) Retirement, Savings and Investment Plan and the non-qualified Supplement Savings and Retirement Plan.

(g)
Miscellaneous compensation includes matching charitable contributions made by the Company on behalf of each of the named executive officers except for Mr. Evard. Each of these contributions was in an amount less than or equal to $10,000. Miscellaneous compensation for Messrs. Evard, Davidson, Gursahaney and Robinson include reimbursement of relocation expenses of approximately $5,300, $6,900, $4,700 and $153,000 respectively.

2008 Proxy Statement            49

Grants of Plan-Based Awards Table

        The following table summarizes cash-based and equity-based awards for each of the Company's named executive officers that were granted during the 2007 fiscal year under the 2004 Stock and Incentive Plan.

									All Other Stock Awards: Number of Shares of Stock or Units(4) (#) (j)	All Other Option Awards: Number of Securities Underlying Options(4) (#) (k)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)						Grant Date Fair Value of Stock and Option Awards ($) (n)
											Exercise or Base Price of Option Awards(5) ($/Sh) (l)
		Board or Committee Approval Date(1) (c)
Name (a)	Grant Date (b)		Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold ($) (g)	Target (Mid-Point) ($) (h)	Maximum ($) (i)
Current Officers
Edward D. Breen	11/21/06	11/21/06	$812,500	$1,625,000	$3,656,250
	11/21/06	11/21/06							129,041			$6,211,479
	11/21/06	11/21/06								399,714	$48.14	$6,304,929
	06/29/07	07/12/06							5,969			$264,865
	07/02/07	05/10/07				$1,999,933	$4,999,832	$9,999,664				$5,800,030
	07/02/07	05/10/07							93,700			$4,999,832
	07/02/07	05/10/07								292,000	$53.36	$4,757,468
Christopher J. Coughlin	11/21/06	11/21/06	$400,000	$800,000	$1,800,000
	11/21/06	11/21/06							59,170			$2,848,189
	11/21/06	11/21/06								188,841	$48.14	$2,978,702
	06/29/07	07/12/06							2,736			$121,406
	07/02/07	05/10/07				$922,061	$2,305,152	$4,610,304				$2,674,080
	07/02/07	05/10/07							43,200			$2,305,152
	07/02/07	05/10/07								139,000	$53.36	$2,264,685
John Evard	11/21/06	11/21/06	$165,050	$330,120	$742,770
	11/21/06	11/21/06							16,366			$787,788
	11/21/06	11/21/06								50,357	$48.14	$794,311
	06/29/07	07/12/06							746			$33,103
	07/02/07	05/10/07				$262,531	$656,328	$1,312,656				$761,370
	07/02/07	05/10/07							12,300			$656,328
	07/02/07	05/10/07								39,000	$53.36	$635,415
Carol Anthony Davidson	11/21/06	11/21/06	$161,250	$322,500	$725,625
	11/21/06	11/21/06							16,366			$787,789
	11/21/06	11/21/06								50,357	$48.14	$794,311
	06/29/07	07/12/06							746			$33,103
	07/02/07	05/10/07				$262,531	$656,328	$1,312,656				$761,370
	07/02/07	05/10/07							12,300			$656,328
	07/02/07	05/10/07								39,000	$53.36	$635,415
Naren Gursahaney	11/21/06	11/21/06	$280,000	$560,000	$1,260,000
	11/21/06	11/21/06							28,326			$1,363,492
	11/21/06	11/21/06								88,125	$48.14	$1,390,049
	06/29/07	07/12/06							1,120			$49,698
	07/02/07	05/10/07				$473,837	$1,184,592	$2,369,184				$1,374,180
	07/02/07	05/10/07							22,200			$1,184,592
	07/02/07	05/10/07								71,000	$53.36	$1,156,782

50            2008 Proxy Statement

									All Other Stock Awards: Number of Shares of Stock or Units(4) (#) (j)	All Other Option Awards: Number of Securities Underlying Options(4) (#) (k)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)						Grant Date Fair Value of Stock and Option Awards ($) (n)
											Exercise or Base Price of Option Awards(5) ($/Sh) (l)
		Board or Committee Approval Date(1) (c)
Name (a)	Grant Date (b)		Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold ($) (g)	Target (Mid-Point) ($) (h)	Maximum ($) (i)
Former Officers
William B. Lytton	11/21/06	11/21/06	$350,000	$700,000	$1,575,000
	11/21/06	11/21/06							28,326			$1,363,492
	11/21/06	11/21/06								94,420	$48.14	$1,489,343
	06/29/07	07/12/06							1,790			$79,429
David E. Robinson	11/21/06	11/21/06	$310,000	$620,000	$1,395,000
	11/21/06	11/21/06							35,250			$1,696,783
	11/21/06	11/21/06								110,157	$48.14	$1,737,572
	06/29/07	07/12/06							4,532			$201,101

(1)
The Compensation Committee approved the conversion of outstanding performance shares, originally granted in November 2005, into time-based RSUs on July 12, 2006. These awards are reflected in column (j). The conversion was contingent upon the completion of the Separation, which occurred on June 29, 2007. For more information on the performance share conversion, see the discussion under the heading Conversion of 2006 Performance Shares in the Compensation Discussion and Analysis. In addition, in May 2007, the Board approved the acceleration of the 2008 equity award grant that would have normally occurred in November 2007 to the first trading day following the Separation. For more information about the acceleration of this grant, see the discussion under the heading Accelerated Fiscal Year 2008 Equity Awards in the Compensation Discussion and Analysis.

(2)
Amounts reported in columns (d) through (f) represent potential annual performance bonuses that the named executive officers could have earned under the Company's annual incentive plan for fiscal year 2007. In November 2006, the Board approved maximum bonus payouts of 0.25% of net income before special items for Mr. Breen, subject to a cap of $5.0 million imposed by the 2004 SIP, and 0.12% for the other Senior Officers, subject to the same cap. At the same time, the Compensation Committee established a maximum payout of 200% of base salary, plus or minus 25% based on individual qualitative performance measures for purposes of the AIP. Amounts that were actually earned by such officers are reported in the Summary Compensation Table in the column "Non-Equity Incentive Plan Compensation." As a result of the Separation, the performance measures that governed the payouts of these awards were bifurcated between pre-Separation and post-Separation periods, although the threshold, target and maximum awards that could be earned by the named executive officers remained the same. See the Compensation Discussion and Analysis under the heading Annual Incentive Compensation for a description of performance measures and actual payouts under the annual incentive plan.

(3)
Amounts reported in columns (g) through (i) represent potential payouts with respect to performance share awards that were made in connection with the accelerated fiscal year 2008 long-term incentive compensation grant. Performance shares were granted to certain executive officers in July 2007 and vest at the end of the three-year performance period on June 30, 2010. The number of shares that will be paid out in respect of the performance shares will depend on the Company's three-year annualized total shareholder return over the performance period, as compared to the return for the S&P 500 Industrials index. The fair value of performance shares was calculated by multiplying the target number of shares granted by the grant date fair value as detemined under FAS 123R. For more information regarding the Company's 2008 performance share program, see the discussion under the heading Accelerated Fiscal Year 2008 Equity Awards.

(4)
Amounts in columns (j) and (k) include awards granted prior to June 29, 2007. These amounts reflect the as-adjusted number of stock options and RSUs resulting from the Separation. Specifically, the actual amount of stock options and RSUs that were originally granted were multiplied by approximately 0.63, which was determined in accordance with the Separation and Distribution Agreement by dividing the closing NYSE stock price of the Company's issued and outstanding shares on June 29, 2007 by the closing NYSE stock price of the Company's when-issued shares on June 29, 2007.

(5)
Amounts in column (l) reflect the as-adjusted exercise price of options granted prior to June 29, 2007, which were adjusted to reflect the effects of the Separation. Such amounts are calculated by multiplying the actual NYSE closing-date market price on the referenced date by approximately 1.59, which was determined by in accordance with the Separation and Distribution Agreement by dividing the closing NYSE stock price of the Company's when-issued shares on June 29, 2007 by the closing NYSE stock price of the Company's issued and outstanding shares on June 29, 2007.

2008 Proxy Statement            51

        The Company took action with respect to three broad-based grants of plan-based equity awards in fiscal year 2007. The first action was the grant of the annual long-term equity awards for fiscal 2007. These awards were granted in November 2007 and consisted of stock options and RSUs. The second action was the conversion of outstanding performance shares into time-based RSUs. The performance shares were originally granted in November 2005, with vesting and share payouts to occur upon the expiration of a three-year performance period. In May 2006, the Compensation Committee approved the conversion of these shares into time-based RSUs, contingent upon the completion of the Separation. Corporate employees received RSUs of Tyco, Covidien and Tyco Electronics while non-corporate employees received RSUs in their employing company. All of the replacement RSUs will vest on September 30, 2008. The methodology for the conversion of performance shares into RSUs is described in the Compensation Discussion and Analysis under the heading Conversion of 2006 Performance Shares. The final action was the grant of the annual long-term equity awards for fiscal 2008. The Board approved the acceleration of this award from November 2007 to the first trading day immediately following the Separation. The purpose of the acceleration was to provide equity to our executives that is tied to Company results from the date of the Separation. The award consisted of stock options, RSUs and performance shares. For more information about the acceleration of this grant, see the discussion under the heading Accelerated Fiscal Year 2008 Equity Awards in the Compensation Discussion and Analysis.

        The exercise price of stock options equals the fair market value of our common stock on the date of grant. For fiscal 2007 equity awards, fair market value was calculated as the average of the high and low market price on the NYSE on the grant date. For fiscal 2008 equity awards, fair market value was calculated as the closing price on the NYSE on the grant date. Stock options generally vest in equal installments over a period of four years, beginning on the first anniversary of the grant date. Each option holder has ten years to exercise his or her stock option from the date of grant, unless forfeited earlier. Forfeiture provisions for the named executive officers are described under the heading "Change in Control and Severance Benefits" in the Compensation Discussion and Analysis.

        RSUs generally vest over a period of four years, in three equal installments beginning on the second anniversary of the grant. RSUs earn dividend equivalent units during the vesting period and do not carry voting rights until they are settled in shares. Forfeiture provisions with respect to RSUs for the named executive officers are described under the heading "Change in Control and Severance Benefits" in the Compensation Discussion and Analysis.

        Performance shares generally vest in full at the end of the performance period. The number of shares that are paid out in respect of each performance share depends on whether, and at what level, the performance criteria have been met. Performance shares do not accrue dividends prior to vesting and do not have any voting rights. For a description of the performance criteria associated with the outstanding performance shares held by the named executive officers, see the discussion regarding the accelerated fiscal 2008 equity awards under the heading "Fiscal 2007 and Accelerated Fiscal 2008 Equity Awards" in the Compensation Discussion and Analysis.

52            2008 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End Table

        The following table provides information for each of the Company's named executive officers regarding all equity awards that were outstanding as of September 28, 2007. Dollar amounts are based on the closing price of $44.34 of the Company's common stock on the NYSE on September 28, 2007.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: (#) Exercisable (b)	Number of Securities Underlying Unexercised Options: (#) Unexercisable(1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)(3) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (j)
Current Officers
Edward D. Breen	1,828,301	—	$15.89	07/24/2012	334,742	$14,842,460	93,700	$4,154,658
	49,749	—	$52.43	03/25/2014
	49,749	—	$57.19	03/25/2014
	49,749	—	$63.55	03/25/2014
	49,749	—	$58.78	03/09/2015
	49,749	—	$65.13	03/09/2015
	—	49,749	$71.49	03/09/2015
	41,458	82,916	$46.07	11/21/2015
	—	399,714	$48.14	11/20/2016
	—	292,000	$53.36	07/01/2017
Christopher J. Coughlin	16,583	8,291	$56.60	03/06/2015	159,329	$7,064,648	43,200	$1,915,488
	41,458	20,729	$56.87	03/09/2015
	20,729	41,458	$46.07	11/21/2015
	—	188,841	$48.14	11/20/2016
	—	139,000	$53.36	07/01/2017
John Evard	49,749	—	$26.74	12/18/2012	39,667	$1,758,835	12,300	$545,382
	24,874	—	$22.67	03/06/2013
	22,387	—	$44.16	03/25/2014
	14,924	7,463	$56.87	03/09/2015
	5,473	10,944	$46.07	11/21/2015
	—	50,357	$48.14	11/20/2016
	—	39,000	$53.36	07/01/2017
Carol Anthony Davidson	24,874	—	$43.71	01/25/2014	40,292	$1,786,547	12,300	$545,382
	24,874	—	$44.16	03/25/2014
	14,924	7,463	$56.87	03/09/2015
	5,473	10,944	$46.07	11/21/2015
	—	50,357	$48.14	11/20/2016
	—	39,000	$53.36	07/01/2017
Naren Gursahaney	84,978	—	$23.77	03/02/2013	63,722	$2,825,433	22,200	984,348
	37,768	—	$44.16	03/25/2014
	20,982	10,491	$56.87	03/09/2015
	8,393	16,785	$46.07	11/21/2015
	3,148	6,294	$48.67	01/11/2016
	—	88,125	$48.14	11/20/2016
	—	71,000	$53.36	07/01/2017
Former Officers
William B. Lytton	165,416	—	$21.85	07/06/2010	—	—	—	—
	62,187	—	$44.16	07/06/2010
	41,458	—	$56.87	07/06/2010
	40,048	—	$46.07	07/06/2012
	23,605	—	$48.14	07/06/2010
David E. Robinson	214,735	—	$24.99	08/31/2008	—	—	—	—
	173,104	—	$44.16	12/31/2008
	157,367	—	$56.87	12/31/2008
	101,344	—	$46.07	08/31/2012
	27,540	—	$48.14	08/31/2008

(1)
Vesting dates for each outstanding option award for the named executive officers are as follows:

2008 Proxy Statement            53

Vesting Date	Exercise Price	Edward D Breen.	Christopher J. Coughlin	John Evard	Naren Gursahaney	Carol Anthony Davidson	William B. Lytton	David E. Robinson
		Number of Shares Underlying Vesting Awards
2007
11/21/2007	$48.14	99,928	47,210	12,589	22,031	12,589	—	—
11/22/2007	$46.07	41,458	20,729	5,472	8,392	5,472	—	—
2008
01/12/2008	$48.67	—	—	—	3,147	—	—	—
03/07/2008	$56.60	—	8,291	—	—	—	—	—
03/10/2008	$71.49	49,749	—	—	—	—	—	—
03/10/2008	$56.87	—	20,729	7,463	10,491	7,463	—	—
07/02/2008	$53.36	73,000	34,750	9,750	17,750	9,750	—	—
11/21/2008	$48.14	99,929	47,210	12,589	22,031	12.589	—	—
11/22/2008	$46.07	41,458	20,729	5,472	8,393	5,472	—	—
2009
01/12/2009	$48.67	—	—	—	3,147	—	—	—
07/02/2009	$53.36	73,000	34,750	9,750	17,750	9,750	—	—
11/21/2009	$48.14	99,928	47,210	12,589	22,031	12,589	—	—
2010
07/02/2010	$53.36	73,000	34,750	9,750	17,750	9,750	—	—
11/21/2010	$48.14	99,929	47,211	12,590	22,032	12,590	—	—
2011
07/02/2011	$53.36	73,000	34,750	9,750	17,750	9,750	—	—
(2)
The amounts in columns (g) and (h) reflect the number and market value of unvested shares of restricted stock and RSUs which had been earned as of September 28, 2007, but which remained subject to additional vesting requirements that depend upon the named executive officer's continued employment with the Company. Scheduled vesting of all outstanding shares of restricted stock, RSUs and performance shares for each of the named executive officers is as follows:

Vesting Date	Edward D. Breen	Christopher J. Coughlin	John Evard	Naren Gursahaney	Carol Anthony Davidson	William B. Lytton	David E. Robinson
	Number of Shares Underlying Vesting Awards
2008
03/07/2008	—	10,000	—	—	—	—	—
03/10/2008	40,000	15,000	1,875	2,290	2,500	—	—
06/01/2008	—	—	—	1,250	—	—	—
09/30/2008	35,818	16,417	4,477	6,722	4,477	—	—
11/21/2008	43,409	19,905	5,506	9,529	5,506	—	—
11/22/2008	35,000	15,000	4,500	2,675	4,500	—	—
2009
07/02/2009	31,234	14,400	4,100	7,400	4,100	—	—
11/21/2009	43,407	19,903	5,505	9,528	5,505	—	—
2010
06/30/2010	93,700	43,200	12,300	22,200	12,300	—	—
07/02/2010	31,233	14,400	4,100	7,400	4,100	—	—
11/21/2010	43,408	19,904	5,504	9,528	5,504	—	—
2011
07/02/2011	31,233	14,400	4,100	7,400	4,100	—	—
(3)
Amounts in columns (i) and (j) reflect the number and market value, as of September 28, 2007, of performance shares that would be earned if the performance goals related to these awards were met at the target level at the end of the performance period. The performance shares were granted in July 2007 in connection with the accelerated fiscal year 2008 long-term incentive compensation grant. All performance shares will vest and become payable in shares of the Company's common stock on June 30, 2010. The number of shares that will be granted in respect of the performance shares will depend on the Company's three-year total shareholder return as compared to the total shareholder return of the S&P 500 Industrials index. For more information on the Company's performance share program, see the discussion under the heading Accelerated Fiscal Year 2008 Equity Awards in the Compensation Discussion and Analysis.

        As described in the Compensation Discussion and Analysis, stock options and restricted shares held by certain Tyco employees that were granted prior to September 29, 2006 were adjusted so that immediately after the Separation the employees held stock options and restricted shares of each of Tyco, Covidien and Tyco Electronics. As a result, each of the named executive officers holds stock

54            2008 Proxy Statement

options and/or restricted shares of Covidien and Tyco Electronics that are not included in the table above. As a result of the Separation:

  •
  Mr. Breen received 2,251,169 options to purchase Covidien common stock with exercise prices ranging from $12.76 to $57.40, all of which will vest by November 22, 2008; and 2,251,169 options to purchase Tyco Electronics common stock with exercise prices ranging from $11.56 to $52.02, all of which will vest by November 22, 2008. In addition, Mr. Breen received 110,818 shares of restricted stock of each of Covidien and Tyco Electronics, all of which will vest by September 30, 2008.

  •
  Mr. Coughlin received 149,248 options to purchase Covidien common stock with exercise prices ranging from $36.99 to $45.66, all of which will vest by November 22, 2008; and 149,248 options to purchase Tyco Electronics common stock with exercise prices ranging from $33.52 to $41.38, all of which will vest by November 22, 2008. In addition, Mr. Coughlin received 56,417 shares of restricted stock of each of Covidien and Tyco Electronics, all of which will vest by September 30, 2008.

  •
  Mr. Evard received 135,814 options to purchase Covidien common stock with exercise prices ranging from $18.20 to $45.66, all of which will vest by November 22, 2008; and 135,814 options to purchase Tyco Electronics common stock with exercise prices ranging from $16.50 to $41.38, all of which will vest by November 22, 2008. In addition, Mr. Evard received 10,852 shares of restricted stock of each of Covidien and Tyco Electronics, all of which will vest by September 30, 2008.

  •
  Mr. Davidson received 88,552 options to purchase Covidien common stock with exercise prices ranging from $35.10 to $45.66, all of which will vest by November 22, 2008; and 88,552 options to purchase Tyco Electronics common stock with exercise prices ranging from $31.81 to $41.38, all of which will vest by November 22, 2008. In addition, Mr. Davidson received 11,477 shares of restricted stock of each of Covidien and Tyco Electronics, all of which will vest by September 30, 2008.

  •
  Mr. Gursahaney received 6,215 shares of restricted stock of each of Covidien Tyco Electronics, all of which will vest by January 2, 2008.

  •
  Mr. Lytton received 329,838 options to purchase Covidien common stock with exercise prices ranging from $17.54 to $45.66, of which 309,109 have vested and 20,729 were cancelled upon his termination from the Company; and 329,838 options to purchase Tyco Electronics common stock with exercise prices ranging from $15.90 to $41.38, of which 309,109 have vested and 20,729 were cancelled upon his termination from the Company. In addition, Mr. Lytton received 32,744 shares of restricted stock of each of Covidien and Tyco Electronics, of which 23,473 were vested and 9,271 were cancelled in each company upon his termination.

  •
  Mr. Robinson received 22,000 shares of restricted stock of each of Covidien Tyco Electronics, all of which have vested.

2008 Proxy Statement            55

Option Exercises and Stock Vested Table

        The following table provides information for each of the Company's named executive officers regarding amounts realized from options that were exercised and restricted stock, RSUs and DSUs that vested during fiscal year 2007.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Current Officers
Edward D. Breen	—	$—	175,894	$12,533,815
Christopher J. Coughlin	—	$—	—	$—
John Evard	—	$—	2,500	$318,250
Carol Anthony Davidson	—	$—	5,000	$617,400
Naren Gursahaney	—	$—	2,500	$318,250
Former Officers
William B. Lytton	—	$—	33,473	$2,475,397
David E. Robinson	100,000	$1,542,910	59,660	$3,875,433

(1)
The aggregate dollar amount realized upon the exercise of stock options is calculated based on the difference between the fair market value of the Company's common stock on the exercise date and the exercise price of the stock option.

(2)
The aggregate dollar amount realized upon the vesting of restricted stock, RSUs and DSUs is calculated based on the NYSE closing price of the Company's common stock on the vesting date of each award.

Pension Benefits Table

        The following table presents, for each named executive officer, the present value of the benefit he would receive at retirement under the specified pension plan, based on credited years of service and covered compensation as of September 28, 2007.

Name (a)	Plan Name(1) (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($)(2) (d)	Payments During Last Fiscal Year ($) (e)
Edward D. Breen	Employment Agreement	5.17	$9,854,000	$—
Former Officers
William B. Lytton	Employment Agreement	6.75	$6,457,000	$—

(1)
Under the terms of Mr. Breen's employment agreement, he is entitled to receive an annual supplemental retirement benefit payable at the later of age 60 and termination of employment in the form of a joint 50% spousal survivor's annuity equal to 50% of Mr. Breen's final average earnings (highest average of the sum of his monthly base salary and actual annual bonus (spread equally over the bonus period for which it is paid) during any consecutive 36 month period within the 60 month period prior to his termination), reduced by benefits from any defined benefit pension plans maintained by the Company or its affiliates or by benefits from any other defined benefit pension plans maintained by any previous employers, and benefits attributable to employer contributions, including matching contributions to any defined contribution plans maintained by the Company or its affiliates. In the event of Mr. Breen's voluntary termination of employment prior

56            2008 Proxy Statement

  to age 60, the benefit payable shall be reduced by 0.25% for each month the termination date is prior to age 60. Mr. Breen is vested in the benefit described above. Mr. Breen's benefit is payable as an actuarially equivalent lump sum at the later of age 60 or actual termination date, in accordance with his previous election.

  Under the terms of Mr. Lytton's employment agreement, he is entitled to receive an annual supplemental retirement benefit payable at the later of age 62 and termination of employment in the form of a single life annuity equal to 6.25% multiplied by the number of completed and partial years of service times Mr. Lytton's final average earnings (highest average of the sum of his monthly base salary and actual annual bonus (spread equally over the bonus period for which it is paid) during any consecutive 36 month period within the 60 month period prior to his termination), reduced by benefits from any defined benefit pension plans maintained by the Company or its affiliates or by benefits from any other defined benefit pension plans maintained by any previous employers, and benefits attributable to employer contributions, including matching contributions to any defined contribution plans maintained by the Company or its affiliates. Mr. Lytton's benefits were 100% vested upon termination. In the event of Mr. Lytton's termination and subsequent commencement prior to age 62, the benefit payable is reduced by 0.25% per month for each month the commencement date precedes age 62. Mr. Lytton terminated his employment on July 6, 2007 for "good reason" in connection with the Separation, and received two additional years of service as per his employment agreement. The value shown above represents the present value of the lump sum payment payable to Mr. Lytton in January 2008 in the amount of $6,556,000.

(2)
The amounts in column (d) are calculated as the discounted present value of normal retirement benefits earned as of the fiscal year end of September 28, payable as a lump sum at "Normal Retirement Date" for Breen (without regard to projected service, projected salary increases, pre-retirement mortality or other decrements) and 6 months after the termination date of July 6, 2007 for Lytton. The assumptions used in determining the discounted present value are consistent with those used to calculate the Company's retirement plan liabilities as described in Note 17 to the Company's audited consolidated financial statements for the fiscal year ended September 28, 2007, and include:

  •
  a discount rate of 6.30%;

  •
  the form of payment is lump sum;

  •
  a prime rate of 8.25% (used to accumulate defined contribution match balance);

  •
  an assumed retirement age of 60 for Mr. Breen and for Mr. Lytton, his age at 6 months following his actual termination date of July 6, 2007.

2008 Proxy Statement            57

Non-Qualified Deferred Compensation Table

        The following table presents information on the non-qualified deferred compensation accounts of each named executive officer for fiscal year 2007.

Name (a)	Executive Contributions in Last Fiscal Year ($)(1) (b)	Registrant Contributions in Last Fiscal Year ($)(1) (c)	Aggregate Earnings in Last Fiscal Year ($)(2) (d)	Aggregate Withdrawals/ Distributions ($)(3) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
Current Officers
Edward D. Breen	—	$144,479	$133,179	—	$1,188,058
Christopher J. Coughlin	—	$71,042	$5,366	—	$137,109
John Evard	—	$25,430	$29,146	—	$170,277
Carol Anthony Davidson	$266,769	$23,718	$69,755	—	$640,859
Naren Gursahaney	$416,614	$57,273	$148,190	—	$1,308,581
Former Officers
William B. Lytton	—	$52,917	$13,510	—	$307,123
David E. Robinson	$25,337	$52,223	$41,679	—	$282,530

(1)
Amounts in columns (b) include and (c) include employee and Company contributions, respectively, under the Company's Supplemental Savings and Retirement Plan (the "SSRP"), a non-qualified retirement savings plan. All of the amounts included in column (c) are included in the Summary Compensation Table under the column "All Other Compensation." Under the SSRP, an eligible executive may choose to defer up to 50% of his or her base salary and up to 100% of his or her bonus.

(2)
Amounts in column (d) include earnings on the named executive officer's notional account in the Company's SSRP as well as in the Company's Supplemental Executive Retirement Plan (the "SERP"), which was frozen with respect to additional contributions on December 31, 2004. With the exception of the Tyco stock fund and the Fidelity Freedom Funds, investment options under the SSRP are the same as those available to the Company's employees under the Company's qualified 401(k) retirement plans. Investment options under the SERP are the same as those available under the SSRP.

(3)
Under both the SSRP and the SERP, participants may elect to receive distributions in a single lump sum payment or in up to 15 annual installments. A participant may begin receiving distributions under each plan after a minimum of five years have elapsed from the plan year for which contributions are made, as long as the executive is still employed by Tyco, or upon the participant's termination or retirement.

Potential Payments Upon Termination and Change in Control

        The following table summarizes the severance benefits that would be payable to each of the named executive officers upon his termination or upon the occurrence of a change in control, assuming that

58            2008 Proxy Statement

the triggering event or events occurred on September 28, 2007 and based on Tyco's closing NYSE share price of $44.34 on such date.

	Change in Control		Involuntary Termination
Name / Form of Compensation (a)	Without Qualified Termination (b)	With Qualified Termination (c)	With Cause (d)	Without Cause or With Good Reason (e)	Resignation (f)	Death or Disability (g)	Retirement (h)
Edward D. Breen
Severance(1)	—	$9,777,697	—	$9,777,697	—	—	—
Benefit & Perquisite Continuation(2)	—	$318,256	—	$318,256	—	—	—
Accelerated Vesting of Equity Awards(3)	$19,068,618	$19,068,618	—	$19,068,618	—	$15,249,363	—
Retirement Plan Distributions(4)	$14,005,674	$14,005,674	—	$3,382,582	—	—	—
Excise Tax Gross-Up(5)	$9,864,469	$14,967,104	—	—	—	—	—
Christopher J. Coughlin
Severance(1)	—	$4,784,000	—	$3,200,000	—	—	—
Benefit & Perquisite Continuation(2)	—	$30,737	—	$22,899	—	—	—
Accelerated Vesting of Equity Awards(3)	$8,980,136	$8,980,136	—	$—	—	$7,224,272	—
John Evard
Severance(1)	—	$2,303,137	—	$1,540,560	—	—	—
Benefit & Perquisite Continuation(2)	—	$30,737	—	$22,899	—	—	—
Accelerated Vesting of Equity Awards(3)	$2,019,812	$2,019,812	—	—	—	$1,519,879	—
Carol Anthony Davidson
Severance(1)	—	$2,249,975	—	$1,505,000	—	—	—
Benefit & Perquisite Continuation(2)	—	$30,737	—	$22,899	—	—	—
Accelerated Vesting of Equity Awards(3)	$2,331,929	$2,331,929	—	$—	—	$1,831,996	—
Naren Gursahaney
Severance(1)	—	$2,240,000	—	$2,240,000	—	—	—
Benefit & Perquisite Continuation(2)	—	$22,899	—	$22,899	—	—	—
Accelerated Vesting of Equity Awards(3)	$3,809,781	$3,809,781	—	—	—	$2,907,462	—

(1)
For Mr. Breen, severance would be paid pursuant to his employment agreement and is based on 3 times base salary and 3 times target bonus for fiscal year 2006. Payment includes a tax gross-up payment to the State of New York of $27,668. For each of the other named executive officers, severance would be paid under either the CIC Severance Plan (if the triggering event is a change in control) or the Severance Plan (for other triggering events). Under the CIC Severance Plan, each named executive officer, except for Messrs. Breen and Gursahaney, would be entitled to a severance payment of 2.99 times his base salary and 2.99 times his target bonus for the fiscal year in which termination occurs. Under the CIC Severance Plan, Mr. Gursahaney would be entitled to a severance payment of 2 times his base salary and 2 times his target bonus for such fiscal year. Under the Severance Plan, each named executive officer (other than Mr. Breen) would be entitled to salary continuation and bonus payments for the 24 months following termination. In addition to the amounts included in this table, each named executive officer would be entitled to a pro-rated portion of the actual bonus earned under the AIP for the year in which he is terminated. These amounts are included in the Summary Compensation Table in the column Non-Equity Incentive Compensation and are described in the Compensation Discussion and Analysis under the heading Elements of Compensation—Annual Incentive Compensation.

(2)
Upon a triggering event, Mr. Breen's employment agreement provides for continuation of health and welfare benefits (or a cash equivalent) for 36 months following the termination date provided he continues to pay the employee portion of such programs. For each of the other named executive officers under the CIC Severance Plan, each executive is entitled to outplacement services and continuation of health and welfare benefits (or a cash equivalent) for 36 months (24 months for Mr. Gursahaney) and under the Severance Plan, the time period is 24 months.

(3)
Amounts represent the intrinsic value of all unvested equity awards and stock options of Tyco that would vest upon a triggering event. For Mr. Breen, the amounts under columns (b), (c) and (e) include a tax gross-up payment to the State of New York of $71,500, and the amount under column (g) includes such a payment in the amount of $60,681. The amounts in column (g) for each named executive officer include the prorated portion of the performance shares that were granted as part of the accelerated 2008 equity award. These amounts are based on the number of months of service that would have been completed in the performance period as of the date of the triggering event and assuming target performance is achieved.

2008 Proxy Statement            59

  Amounts do not include the intrinsic value of unvested equity awards and stock options of Tyco Electronics or Covidien that would be accelerated upon the occurrence of a triggering event. Based on a September 28, 2007 closing stock price of $35.43 for Tyco Electronics and $41.50 for Covidien, such amounts would be:

    •
    for Mr. Breen, approximately $2.8 million with respect to unvested equity of Tyco Electronics and approximately $3.4 million with respect to unvested equity of Covidien in the event of a change in control with or without a qualified termination, death or disability, or in the event of termination without cause by the Company or resignation with good reason by the executive;

    •
    for Mr. Coughlin, approximately $1.4 million with respect to unvested equity of Tyco Electronics and approximately $1.8 million with respect to unvested equity of Covidien in the event of a change in control with or without a qualified termination or in the event of death or disability; outside of a change in control, approximately $250,000 of such equity would vest upon a termination without cause by the Company or resignation with good reason by the executive;

    •
    for Mr. Evard, approximately $157,000 with respect to unvested equity of Tyco Electronics and approximately $196,000 with respect to unvested equity of Covidien in the event of a change in control with or without a qualified termination or in the event of death or disability;

    •
    for Mr. Davidson, approximately $303,000 with respect to unvested equity of Tyco Electronics and approximately $380,000 with respect to unvested equity of Covidien in the event of a change in control with or without a qualified termination or in the event of death or disability; outside of a change in control, approximately $35,000 of such equity would vest upon would vest upon a termination without cause by the Company or resignation with good reason by the executive;

    •
    for Mr. Gursahaney, approximately $110,000 with respect to unvested equity of Tyco Electronics and approximately $129,000 with respect to unvested equity of Covidien in the event of a change in control with or without a qualified termination or in the event of death or disability.

(4)
Outside of a change in control, termination by the Company without Cause or by Mr. Breen for Good Reason, if Mr. Breen voluntarily terminates before age 60, benefits deemed earned under his pension plan (the Supplemental Executive Retirement Plan) will be subject to a reduction of 0.25% for each month or partial month that the termination date precedes age 60, and an additional 0.25% for each month or partial month that he commences payment of the benefit prior to age 60. Pursuant to Mr. Breen's employment agreement, such a reduction is not applicable after a change in control. The amount shown in column (b) reflects the increase in value without such a reduction.

(5)
In the event of a change in control, Mr. Breen's employment agreement provides for a full gross-up of any federal excise tax that might be due under Section 4999 of the Internal Revenue Code, including the value of any acceleration of unvested equity of Tyco Electronics and Covidien. No other named executive officer is eligible for this benefit.

        For Mr. Breen, termination benefits are governed by his employment agreement. For each of the other named executive officers, the CIC Severance Plan governs for change in control triggering events and the Severance Plan governs all other triggering events. In all cases, a "Qualified Termination" means a termination following a change in control that would provide the executive with a "Good Reason" to terminate his employment, as defined under the CIC Severance Plan or under the employment agreement (for Mr. Breen). For the definition of "Good Reason" and "Cause" under the relevant documents, see the discussion under the heading Change in Control and Severance Benefits in the Compensation Discussion and Analysis. Under Mr. Breen's employment agreement, Mr. Breen could terminate his employment for "Good Reason" by voluntarily resigning within the 30-day period following the first anniversary of a change in control, in which case he would be entitled to severance and the benefit and perquisite continuation described in column (c).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Tyco's officers and Directors and persons who beneficially own more than ten percent of Tyco's common shares to file reports of ownership and changes in ownership of such common shares with the SEC and NYSE. These persons are required by SEC regulations to furnish Tyco with copies of all Section 16(a) forms they file. As a matter of practice, Tyco's administrative staff assists Tyco's officers and Directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on Tyco's review of the copies of such forms it has received, as well as information provided and

60            2008 Proxy Statement

representations made by the reporting persons, Tyco believes that all of its officers, Directors and beneficial owners of more than ten percent of its common shares complied with Section 16(a) during Tyco's fiscal year ended September 28, 2007, except for two errors in calculation: a miscalculation of Ms. Reinsdorf's May 10, 2007 stock option grant, as reported on the Form 4 filed on May 11, 2007 and a miscalculation of Mr. Breen's Deferred Stock Unit holdings subsequent to the Separation, as reported on the Form 4 filed on July 3, 2007. Amended Form 4s were filed on May 15, 2007 and July 16, 2007 respectively.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board is composed of four Directors, each of whom the Board has determined meets the independence and experience requirements of the NYSE and the SEC. The Audit Committee operates under a charter approved by the Board, which is posted on our website. As more fully described in its charter, the Audit Committee oversees Tyco's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, assures that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. Tyco's independent auditors are responsible for performing an audit in accordance with auditing standards generally accepted in the United States to obtain reasonable assurance that Tyco's consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States. The internal auditors are responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.

        In this context, the Audit Committee has reviewed the consolidated financial statements for the fiscal year ended September 28, 2007, and has met and held discussions with management, the internal auditors and the independent auditors concerning the consolidated financial statements, as well as the report of management and the independent auditor's opinion thereon regarding the Company's internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. Management represented to the Committee that Tyco's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114.

        In addition, the Committee has discussed with the independent auditors the auditors' independence from Tyco and its management, including the matters in the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Based upon the Committee's review and discussions referred to above, the Committee recommended that the Board include Tyco's audited consolidated financial statements in Tyco's Annual Report on Form 10-K for the fiscal year ended September 28, 2007 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,
Jerome B. York, Chair
Bruce S. Gordon
Brendan R. O'Neill
William S. Stavropoulos

2008 Proxy Statement            61

PROPOSAL NUMBER TWO—RE-APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION

        In accordance with Section 89 of the Companies Act 1981 of Bermuda, Tyco's shareholders have the authority to appoint Tyco's independent auditors and to authorize the Audit Committee to set the auditors' remuneration. Appointment of the independent auditors and authorization of the Audit Committee to set their remuneration requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. The Audit Committee and the Board recommend that shareholders reappoint Deloitte & Touche LLP as Tyco's independent auditors to serve until the 2009 Annual General Meeting and authorize the Audit Committee of the Board to set their remuneration.

        Representatives of Deloitte & Touche LLP are expected to be at the Annual General Meeting and they will be available to respond to appropriate questions.

        The Audit Committee and the Board recommend that shareholders vote FOR the appointment of Deloitte & Touche LLP and the authorization of the Audit Committee to set their remuneration.

Audit and Non-Audit Fees

        Aggregate fees for professional services rendered for Tyco by Deloitte & Touche LLP as of and for the fiscal years ended September 28, 2007 and September 29, 2006 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal years for the audit of Tyco's annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years. (All references to "$" in this proxy statement are to United States dollars.)

	Fiscal Year 2007	Fiscal Year 2006
	(in millions)	(in millions)
Audit Fees	$51.9	$90.2
Audit-Related Fees	36.1	11.6
Tax Fees	10.8	9.2

Total	$98.8	$111.0

        Audit Fees for the fiscal years ended September 28, 2007 and September 29, 2006 were for professional services rendered for the audits of the consolidated financial statements of the Company, the 2007 and 2006 audit of internal control, quarterly review of the financial statements included in Tyco's Quarterly Reports on Form 10-Q, consents, comfort letters, international filings and other assistance required to complete the year-end audit of the consolidated financial statements.

        Audit-Related Fees as of the fiscal years ended September 28, 2007 and September 29, 2006 were primarily related to work performed on the Separation of the Company into three separate legal entities. Fees for the fiscal year ended September 28, 2007 included services related to divestitures.

        Tax Fees as of the fiscal years ended September 28, 2007 and September 29, 2006 were for tax compliance services.

        None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        In March 2004, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by the

62            2008 Proxy Statement

independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors' independence is not impaired. The policy provides that the Corporate Controller will support the Audit Committee by providing a list of proposed services to the Committee, monitoring the services and fees pre-approved by the Committee, providing periodic reports to the Audit Committee with respect to pre-approved services, and ensuring compliance with the policy.

        Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. This approval includes approval of a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. No service may extend for more than 12 months, unless the Audit Committee specifically provides for a different period. The independent auditor may not begin work on any engagement without confirmation of Audit Committee pre-approval from the Corporate Controller or his or her delegate.

        In accordance with the policy, the Chair of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent auditors when the entire Committee is unable to do so. The Chair must report all such pre-approvals to the Audit Committee at the next Committee meeting.

PROPOSAL NUMBER THREE—AMENDMENTS TO THE COMPANY'S BYE-LAWS

        Shareholders are being asked to consider and approve amendments of our Amended and Restated Bye-laws. Pursuant to Section 13 of the Companies Act 1981 of Bermuda and Section 66 of our current Bye-laws, our shareholders must approve any amendments to our Bye-laws by the affirmative vote of a majority of the total number of votes of the issued shares present in person or represented by proxy at the Annual General Meeting. The Board has unanimously approved the amendments to the Amended and Restated Bye-laws and recommends approval by the shareholders.

        The Board decided to review our Bye-laws in response to the December 2006 adoption in Bermuda of the Companies Amendment Act 2006, which amended the Companies Act 1981, Bermuda's primary corporate statute. The changes implemented by the Amendment Act include a provision that allows Bermuda companies, if permitted by their memorandum of association or bye-laws, to acquire their own shares, to be held as treasury shares in lieu of cancelling those shares. Treasury shares generally represent shares that were once traded in the market but which have since been reacquired by the issuing company and are available for cancellation or later reissuance. Treasury shares are considered to be issued but not outstanding, cannot be voted and accrue no dividends. Under the Companies Act, companies continue to be able to purchase their own shares for cancellation so long as their constitutional documents allow it. Our Bye-laws currently permit us to purchase our shares, but do not expressly permit Tyco to hold the repurchased shares in treasury. The Board believes that having the ability to hold reacquired shares in treasury affords us valuable corporate finance flexibility under various circumstances, and is in our best interest. Consequently, the proposed amendment to the Bye-laws revises Bye-law 4 by adding a definition of "Treasury Share," clarifying that all rights attaching to such treasury shares are suspended and not exercised by us while held in treasury, and permits us either to cancel shares repurchased by us or hold them in treasury, in either case on terms determined by the Board.

        The Board also proposes to make a technical amendment to Section 41 of the Bye-laws. Section 48 of the Bye-laws defines the position of Controller. However, Section 41 does not include Controller as one of the officers authorized by the Board. For consistency, the Board proposes to amend Section 41 to add the position of Controller to the list of designated officers.

2008 Proxy Statement            63

        The proposed revisions to our Bye-laws described above represent the only proposed changes to our Bye-laws. The proposed changes to the Amended and Restated Bye-laws are attached to this proxy statement as Appendix A.

        The Board recommends that shareholders vote FOR the amendment of our Bye-laws.

OTHER MATTERS

Costs of Solicitation

        The cost of solicitation of proxies will be paid by Tyco. Tyco has engaged MacKenzie Partners, Inc. as the proxy solicitor for the Annual General Meeting for an approximate fee of $9,500. In addition to the use of the mails, certain Directors, officers or employees of Tyco may solicit proxies by telephone or personal contact. Upon request, Tyco will reimburse brokers, dealers, banks and trustees or their nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of common shares.

Presentation of Financial Statements

        In accordance with Section 84 of the Companies Act 1981 of Bermuda, Tyco's audited consolidated financial statements for the fiscal year ended September 28, 2007 will be presented at the Annual General Meeting. These statements have been approved by Tyco's Board. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

Registered and Principal Executive Offices

        The registered and principal executive offices of Tyco are located at Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. The telephone number there is (441) 298-9732.

Shareholder Proposals for the 2009 Annual General Meeting

        In accordance with the rules established by the SEC, as well as under the provisions of the Amended and Restated Bye-laws, any shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") intended for inclusion in the Proxy Statement for next year's annual general meeting of shareholders must be received by Tyco no later than September 22, 2008. Such proposals should be sent to Tyco's Secretary at Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Amended and Restated Bye-laws, and must be a proper subject for shareholder action under Bermuda law.

        A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with U.S. federal proxy rules, Bermuda law and other legal requirements, without seeking to have the proposal included in Tyco's proxy statement pursuant to Rule 14a-8 under the Exchange Act. Bermuda law provides that only Tyco shareholders holding not less than 5% of the total voting rights or 100 or more registered Tyco shareholders together may require a proposal to be submitted to an Annual General Meeting. Generally, notice of such a proposal must be deposited at the registered office of Tyco not less than six weeks before the date of the meeting; unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited. Under Rule 14a-4 under the Exchange Act, proxies may be voted on matters properly brought before a meeting under these procedures in the discretion of the Chairman without additional proxy statement disclosure about the matter unless Tyco is notified about the matter at least 45 days before the first anniversary of the date on which this proxy statement is first mailed to shareholders and the

64            2008 Proxy Statement

proponents otherwise satisfy the requirements of Rule 14a-4. The deadline under Rule 14a-4 for next year's meeting is December 5, 2008.

United States Securities and Exchange Commission Reports

        Copies of our Annual Report on Form 10-K for the fiscal year ended September 28, 2007, as filed with the SEC (without exhibits), are available to shareholders free of charge on our website at www.tyco.com or by writing to Attn: Tyco Shareholder Services, Tyco International Ltd., 90 Pitts Bay Road, Second Floor Pembroke HM 08, Bermuda.

General

        The enclosed proxy is solicited on behalf of Tyco's Board. Unless otherwise directed, proxies held by the Chief Executive Officer or Chief Financial Officer will be voted at the Annual General Meeting (or an adjournment or postponement thereof), FOR the election of all 10 nominees to the Board of Directors named on the proxy card; FOR the re-appointment of the independent auditors and authorizing the Audit Committee of the Board to set their remuneration; and FOR the amendments to the Company's Bye-laws. If any matter other than those described in this Proxy Statement properly comes before the Annual General Meeting, or with respect to any adjournment or postponement thereof, the Chief Executive Officer or Chief Financial Officer will vote the common shares represented by such proxies in accordance with his discretion.

2008 Proxy Statement            65

APPENDIX A

BYE-LAW AMENDMENTS

BYE-LAW 4:

As proposed to be amended:

        4.     Purchase or Acquisition of Shares by Company. The Board of Directors may, at its discretion, authorize the purchase or acquisition by the Company of its own shares of any class pursuant to and in accordance with Sections 42A and 42B of the Companies Act upon such terms as the Board may determine. Any shares so purchased or acquired may be either cancelled or held in treasury. Any such share that was or is treated as having been acquired and held by the Company, which share has been continuously held by the Company since it was acquired, is referred to herein as a "Treasury Share." All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company as provided by the Companies Act. Subject to the provisions of these Bye-laws, any shares of the Company held by the Company as Treasury Shares shall be at the disposal of the Board, which may hold all or any of such shares, dispose of or transfer all or any of such shares for cash or other consideration, or cancel all or any of such shares.

Highlighted changes:

        4.     Purchase or Acquisition of Shares by Company. The Board of Directors may, at its discretion, authorize the purchase or acquisition by the Company of its own shares of any class pursuant to and in accordance with Sections 42A and 42B of the Companies Act upon such terms as the Board may determine~~, provided, however, that such purchase is effected in accordance with the provisions of the Companies Act~~. Any shares so purchased or acquired may be either cancelled or held in treasury. Any such share that was or is treated as having been acquired and held by the Company, which share has been continuously held by the Company since it was acquired, is referred to herein as a "Treasury Share." All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company as provided by the Companies Act. Subject to the provisions of these Bye-laws, any shares of the Company held by the Company as Treasury Shares shall be at the disposal of the Board, which may hold all or any of such shares, dispose of or transfer all or any of such shares for cash or other consideration, or cancel all or any of such shares.

BYE-LAW 41:

As proposed to be amended:

        41.   Officers Designated. The Board may entrust to and confer upon any officer any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary all or any of such powers, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation. Only the Board of Directors shall have the power to appoint officers, which shall include a Chairman and may include one or more Deputy Chairmen, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, one or more Assistant Treasurers and Assistant Secretaries and such other officers, agents and employees as it may deem expedient. Subject to the exercise of such power of appointment and subject always to the control of the Board of Directors,

2008 Proxy Statement            A-1

such officers shall have such powers and shall perform such duties as are set out under Bye-laws 42 to 51 inclusive.

Highlighted Changes:

        41.   Officers Designated. The Board may entrust to and confer upon any officer any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary all or any of such powers, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation. Only the Board of Directors shall have the power to appoint officers, which shall include a Chairman and may include one or more Deputy Chairmen, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, one or more Assistant Treasurers and Assistant Secretaries and such other officers, agents and employees as it may deem expedient. Subject to the exercise of such power of appointment and subject always to the control of the Board of Directors, such officers shall have such powers and shall perform such duties as are set out under Bye-laws 42 to 51 inclusive.

A-2            2008 Proxy Statement

TYCO INTERNATIONAL LTD.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        Proxy Card for use at the 2008 Annual General Meeting or any adjournment or postponement thereof (the "Meeting") of Shareholders of Tyco International Ltd., a company organized under the laws of Bermuda ("Tyco"), to be held on March 13, 2008 at 9:00 a.m., local time, at the Fairmont Southampton Hotel, 101 South Shore Road, Southampton, Bermuda.

        The person signing on the reverse of this card, being a holder of common shares of Tyco, hereby appoints as his/her proxy at the Meeting, Edward D. Breen and Christopher J. Coughlin, or either of them, with full power of substitution, and directs such proxy to vote (or abstain from voting) at the Meeting all of his or her common shares as indicated on the reverse of this card or, to the extent that no such indication is given, to vote as set forth herein, and authorizes such proxy to vote in his discretion on such other business as may properly come before the Meeting.

        Please indicate on the reverse of this card how the common shares represented by this proxy are to be voted. If this card is returned duly signed but without any indication as to how the common shares are to be voted in respect of any of the resolutions described on the reverse, the shareholder will be deemed to have directed the proxy to vote FOR the election of all nominees to the Board of Directors, and FOR proposal numbers 2 and 3 as described below.

PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE

1.
Election of the 10 nominees to the Board of Directors.

2.
Re-appointment of Deloitte & Touche LLP as Tyco's independent auditors and authorization for the Audit Committee of the Board of Directors to set the auditors' remuneration.

3.
Amendments to the Company's Bye-laws.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

/\ FOLD AND DETACH HERE /\

In order to be effective, completed proxy cards should be received at the address set forth on the enclosed self addressed envelope or at one of the addresses and by the time (being local time) specified below:

In Bermuda: Tyco International Ltd., Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, by 5:00 p.m. on March 12, 2008.

In the United States: Tyco International Ltd., c/o Mellon Investor Services, P.O. Box 3510, South Hackensack, New Jersey 07606-9247, United States of America, by 8:00 a.m. on March 13, 2008.

In the United Kingdom: Tyco International Ltd., c/o Tyco Holdings (UK) Limited, Law Department, 7th Floor, Broadgate West, 9 Appold Street, London EC2A 2AP, United Kingdom, by 5:00 p.m. on March 12, 2008.

In Australia: Tyco International Ltd., c/o Tyco International Pty. Limited, Unit 38, 38 South Street, Rydalmere NSW 2116, Australia, by 5:00 p.m. on March 12, 2008.

PLEASE INDICATE WITH AN "X" IN THE APPROPRIATE SPACE HOW YOU WISH YOUR SHARES TO BE VOTED. IF NO INDICATION IS GIVEN, PROXIES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSALS NUMBER 2 AND 3 IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
		FOR ALL	WITHHOLD AUTHORITY	FOR ALL EXCEPT
1	Election of the 10 nominees listed below to the Board of Directors	☐	☐	☐

01 Dennis C. Blair, 02 Edward D. Breen, 03 Brian Duperreault, 04 Bruce S. Gordon, 05 Rajiv L. Gupta, 06 John A. Krol, 07 Brendan R. O'Neill, 08 William S. Stavropoulos, 09 Sandra S. Wijnberg, 10 Jerome B. York

To vote for all nominees, mark the "For All" box. To withhold voting for all nominees, mark the "Withhold Authority" box. To withhold voting for a particular nominee (or nominees), mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided below.

Exceptions:

		FOR	AGAINST	ABSTAIN
2	Re-appointment of Deloitte & Touche LLP as Tyco's independent auditors and authorization for the Audit Committee of the Board of Directors to set the auditors' remuneration	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3	Amendments to the Company's Bye-laws	☐	☐	☐

Note:

1.
In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or Director whose designation must be stated.

2.
In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.

3.
Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature/Title	Date

/\ FOLD AND DETACH HERE /\

ADMISSION TICKET

2008 Annual General Meeting
of
Shareholders
of
Tyco International Ltd.
March 13 2008
9:00 A.M., Local Time

Fairmont Southampton Hotel
101 South Shore Road
Southampton, Bermuda

QuickLinks

TYCO INTERNATIONAL LTD. NOTICE OF 2008 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 13, 2008
TABLE OF CONTENTS
INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL GENERAL MEETING
GOVERNANCE OF THE COMPANY
COMPENSATION OF NON-EMPLOYEE DIRECTORS
Non-Employee Director Compensation Table
PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS
COMMITTEES OF THE BOARD
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICER COMPENSATION
Fiscal Year 2007 Compensation Analysis
Elements of Compensation Table
Tyco Fiscal Year 2007 Annual Incentive Compensation Design Summary
Fiscal Year 2007 Performance Bonus Summary
Summary of Tyco Equity Conversion Methodology for Continuing Employees
Fiscal Year 2006 Performance Share Goals and Award Payout Levels
Fiscal Year 2008 Performance Share Plan Payout Schedule(1)
Severance Arrangements Without a Change in Control
Severance Arrangements Upon a Change-in-Control
Stock Ownership Guidelines for Named Executive Officers
Executive Compensation Tables
All Other Compensation Table
Outstanding Equity Awards at Fiscal Year-End Table
Option Exercises and Stock Vested Table
Pension Benefits Table
Non-Qualified Deferred Compensation Table
Potential Payments Upon Termination and Change in Control
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
PROPOSAL NUMBER TWO—RE-APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION
PROPOSAL NUMBER THREE—AMENDMENTS TO THE COMPANY'S BYE-LAWS
OTHER MATTERS
BYE-LAW AMENDMENTS
PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE) Address Change/Comments (Mark the corresponding box on the reverse side) /\ FOLD AND DETACH HERE /\